EXECUTION COPY

ASSET PURCHASE AGREEMENT

by and between

COMPOSITE TECHNOLOGY CORPORATION
a Nevada corporation

CTC CABLE CORPORATION
a Nevada corporation

STRIBOG INC.
a Nevada corporation

&

CTC RENEWABLES CORPORATION
a Nevada corporation

AS SELLER

-and-

CTC ACQUISITION CORP.
a Delaware corporation

AS PURCHASER

Dated as of August 4, 2011

TABLE OF CONTENTS

TABLE OF CONTENTS
(continued)

Page

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement, dated as of August 4, 2011, is by and between Composite Technology Corporation, a Nevada corporation ("**CTC**"), CTC Cable Corporation, a Nevada corporation ("**Cable**"), Stribog Inc., a Nevada corporation ("**Stribog**"), CTC Renewables Corporation, a Nevada corporation ("**Renewables**" and together with CTC, Cable and Stribog, the "**Seller**") and CTC Acquisition Corp., a Delaware corporation, ("**Purchaser**").

RECITALS

The following Recitals set forth herein are incorporated by reference and are expressly made part of this Agreement.

A. Seller is engaged in the business of manufacturing and marketing innovative energy efficient transmission conductor energy products for the electrical utility industry.

B. On April 10, 2011, CTC and Cable, and on April 11, 2011, Stribog and Renewables, each commenced a case under Chapter 11 of the Bankruptcy Code by filing voluntary petitions for relief with the Bankruptcy Court (the respective "**Petition Dates**"), Case Nos. 8:11-bk-15058 SC, 8:11-bk-15059 SC, 8:11-bk-15065 SC, and 8:11-bk-15130 SC, respectively (collectively, the "**Seller Chapter 11 Case**")

C. Upon the terms and subject to the conditions contained in this Agreement, Seller wishes to sell to Purchaser, and Purchaser wishes to purchase and acquire from Seller, all of Seller's right, title and interest in and to certain assets pursuant to Sections 105, 363 and 365 of the Bankruptcy Code.

AGREEMENT

In consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1. **Definitions.** The following definitions shall apply to and constitute part of this Agreement, the Schedules and all Exhibits attached hereto:

"**Accounts Receivable**" means any and all accounts receivable, notes receivable, checks, similar instruments and other amounts receivable owed to Seller for products sold or services rendered in the operation of the Business, together with all security or other collateral therefor and any interest for unpaid financing charges accrued thereon, excluding any intercompany receivable from any Seller.

"**Affiliate**" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlling" and "controlled") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

"**Agreement**" means this Asset Purchase Agreement, dated August 4, 2011.

"**Allocation Schedule**" means a written schedule reflecting the final allocation of the Purchase Price, the Assumed Liabilities and the Assumed Secured Creditor Debt among the Assets, determined in accordance with Section 8.4(b).

"**Alternative Transaction**" means any agreement or transaction involving the sale (in a single transaction or a series of transactions) of all or substantially all of the Assets (whether as a liquidation or a going concern), or the issuance or sale (in a single transaction or a series of transactions) of all or substantially all of the equity interests, of Seller or any of its successors, to any Person other than Purchaser or a designee of Purchaser.

"**Assets**" has the meaning set forth in Section 2.1.

"**Assignment and Assumption Agreement**" means an agreement providing for the assignment by Seller of Seller's right, title and interest in and to the Assumed Contracts, and the assumption by Purchaser of the Assumed Liabilities, substantially in the form attached hereto as Exhibit A.

"**Assignment of Intellectual Property**" means an assignment of all Intellectual Property Rights in the form attached hereto as Exhibit B.

"**Assumed Contract**" means any Contract or Lease that is assumed by Seller and assigned to Purchaser pursuant to Section 365 of the Bankruptcy Code, the Sale Order or other order of the Bankruptcy Court and the Assignment and Assumption Agreement, as listed on Schedule 2.7 hereto.

"**Assumed Liabilities**" means the following Liabilities only (to the extent not paid at or prior to the Closing): (a) any Liabilities of Seller under Assumed Contracts (including Cure Costs); (b) all Liabilities arising after the Closing with respect to the Assets or the operation of the Business; (c) all Liabilities assumed by Purchaser pursuant to Section 6.7; (d) all Liabilities assumed by Purchaser pursuant to the Secured Creditor Agreement; (e) any transfer taxes associated with the sale of the Assets under this Agreement; and (f) all obligations to purchase product warranty insurance for products sold prior to the Closing Date, up to a maximum amount of $250,000.

"**Assumed Secured Creditor Debt**" means $10,500,000 of Indebtedness of Seller to Secured Creditor, assumed by Purchaser pursuant to the Secured Creditor Agreement.

"**Avoidance Actions**" means all avoidance actions or Claims available to Seller under chapter 5 of title 11 of the Bankruptcy Code, including any such Claims and actions arising under Sections 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code.

"**Bankruptcy Code**" means title 11 of the United States Code.

"**Bankruptcy Court**" means the United States Bankruptcy Court for the Central District of California.

"**Bill of Sale**" means a bill of sale substantially in the form attached hereto as Exhibit C.

"**Books and Records**" means all documents used by Seller in connection with, or relating to, the Assets, the Assumed Liabilities, or the operations of the Seller, including all files, data, reports, plans, mailing lists, supplier lists, customer lists, price lists, marketing information and procedures, advertising and promotional materials, equipment records, warranty information, records of operations, standard forms of documents, manuals of operations or business procedures and other similar procedures

(including all discs, tapes and other media-storage data containing such information), which, for the avoidance of doubt, shall exclude the Retained Books and Records.

"Business" means the Seller's business operations consisting of manufacturing and marketing energy-efficient transmission conductor energy products for the electrical utility industry.

"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in (a) United States, (b) Russia, (c) England, (d) Cyprus, or (e) British Virgin Islands are authorized or obligated to close under applicable Legal Requirement.

"Claim" means any claim, cause of action, chose in action, right to sue, right of recovery, right of set-off, right of recoupment, right of refund or reimbursement, right under warranty, guaranty or contract (express, implied or otherwise), right to receive a credit (by reason of prepayment, deposit, refund or otherwise), or similar right of any kind and nature, known and unknown, matured and unmatured, accrued or contingent, regardless of whether such rights are currently exercisable.

"Closing" means the consummation of the transaction proposed in this Agreement.

"Closing Date" means the date of the Closing, which must occur by no later than August 15, 2011.

"Closing Documents" means any agreements, instruments and other documents to be delivered at the Closing pursuant to Section 8.2 or Section 8.3.

"Confidentiality Agreement" means the Confidentiality Agreement between Purchaser and Seller, substantially in the form attached hereto as Exhibit D.

"Consent" means any consent, approval, concession, grant, waiver, grant, exemption, license, entitlement, suitability determination, franchise, development right, certificate, variance, registration, permit, order or other authorization of or notice of any Person.

"Contract" means any contract, agreement, understanding, or other arrangement (whether oral or written), affecting or related to the Business or any of the Assets, real or personal, entered into by Seller or by which Seller is bound or by which any property of Seller is subject to an Encumbrance or under which Seller has any rights or obligations entered into by Seller, but excluding any Lease.

"Cure Costs" means the amounts expressly set forth on Schedule 2.7, which are required to be paid in cash and fixed by the Bankruptcy Court with respect to each of the Contracts and Leases identified by Purchaser on Schedule 2.7 to cure all defaults thereunder to the extent required by Section 365(b) and otherwise satisfy all requirements imposed by Section 365(d) of the Bankruptcy Code.

"Deposit" means any security, vendor, utility, or other similar deposits, prepaid expenses, advances, advance payments, prepayments, deferred charges or rebates.

"Employee Benefit Plans" means each employee or director benefit plan, arrangement or agreement, whether or not written, including any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement that is or has been sponsored, maintained or contributed to by Seller or by any

Affiliate of Seller, all of which together with Seller would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

"**Encumbrances**" means all mortgages, pledges, charges, liens, debentures, trust deeds, Claims, assignments by way of security or otherwise, security interests, conditional sales contracts or other title retention agreements, rights of first refusal or similar interests or instruments charging, or creating a security interest in the Assets or any part thereof or interest therein, and any agreements, leases, licenses, occupancy agreements, options, easements, rights of way, restrictions, executions or other encumbrances (including notices or other registrations in respect of any of the foregoing) of any and every kind, nature and description affecting title to the Assets or any part thereof or interest therein.

"**Environmental Laws**" means all applicable Legal Requirements relating to pollution or protection of human health or the environment (including ambient air, water, surface water, groundwater, land surface, soil or subsurface) or natural resources, including applicable Legal Requirements relating to the storage, transfer, transportation, investigation, cleanup, treatment, or use of, or release or threatened release into the environment of, any hazardous substances.

"**Equipment**" means all tangible personal property, including desks, chairs, tables, cabinets, cubicles, furniture, fixtures, furnishings, artwork, equipment, machinery, motor vehicles, spare parts, tools, computers, servers, network and Internet- and information technology systems-related equipment, computer hardware, photocopiers, telephone lines, facsimile machines and other business equipment and devices (including data processing hardware and related telecommunications equipment, media, and tools), advertising, marketing and promotional materials and all other printed or written materials used in connection with the Business, tools, racking, molds, forms, dies and tooling and miscellaneous items, miscellaneous office furnishings and supplies, maintenance equipment, signs, signage, and other tangible personal property, other than any tangible personal property subject to a Personal Property Lease unless such Personal Property Lease is an Assumed Contract.

"**ERISA**" means Employee Retirement Income Security Act of 1974, as amended.

"**Escrow**" means the escrow established pursuant to the Escrow Agreement.

"**Escrow Agreement**" means that certain Amended and Restated Escrow and Security Agreement dated as of March 24, 2011, among DeWind Co., a California corporation, Stribog, and U.S. Bank National Association as Escrow Agent.

"**Escrow Assets**" means all sums held in the Escrow, all monies and other property which may at any time be distributed or distributable from the Escrow to or for the benefit of Seller, and all present and future rights, remedies and interests of Seller in the Escrow or under the Escrow Documents.

"**Escrow Documents**" means the Escrow Agreement and all present and future documents, instruments and agreements relating thereto.

"**Excluded Agreements**" means, collectively, all Leases and Contracts that are not Assumed Contracts.

"**Excluded Assets**" has the meaning set forth in Section 2.2.

"**Excluded Liabilities**" means any Liabilities of Seller other than the Assumed Liabilities.

"**Execution Date**" means the date of execution of this Agreement, as reflected in the preamble.

"**Final Order**" means, with respect to any Order or other action of a Governmental Authority, an Order or other action (a) as to which no appeal, notice of appeal, motion to amend or make additional findings of fact, motion to alter or amend judgment, motion for rehearing or motion for new trial has been timely filed or, if any of the foregoing has been timely filed, it has been disposed of in a manner that upholds and affirms the subject order in all material respects without the possibility for further appeal or rehearing thereon; and (b) as to which the time for instituting or filing an appeal, motion for rehearing or motion for new trial shall have expired.

"**GAAP**" means United States generally accepted accounting principles in effect from time to time.

"**Governmental Authority**" means any domestic, foreign, federal, state, provincial or local authority, legislative body, court, government, regulatory agency, self-regulatory organization (including any securities exchange, United States Patent and Trademark Office), commission, board, arbitral or other tribunal, or any political or other subdivision, department or branch of any of the foregoing.

"**Indebtedness**" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or advances; (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or similar instruments; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (even though the rights and remedies of the seller or lenders under such agreement in the event of default are limited to repossession or sale of such property); (d) all obligations of such Person issued or assumed as part of the deferred purchase price of property or services; (e) all indebtedness secured by any Encumbrance on property owned or acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not the obligations secured thereby have been assumed; (f) all obligations of such Person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers' acceptances and similar credit transactions; and (g) all contingent obligations of such Person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (f) above.

"**Intellectual Property Rights**" means all of Seller's intellectual property as it exists in any jurisdiction, which is used in or is related to the Business or is necessary for the operation of the Business as presently conducted, including the following: (i) patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisions, continuations, continuations-in-part, renewals, substitutions or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended modified, withdrawn or re-filed) ("**Patents**"); (ii) trademarks, service marks, trade dress, trade names, brand names, Internet domain names, websites or web pages, designs, logos or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration thereof ("**Marks**"); (iii) copyrights, including all renewals and extensions thereof, copyright registrations and applications for registration thereof, and non-registered copyrights ("**Copyrights**"); (iv) trade secrets, confidential business information and other proprietary information including customer information, telephone and facsimile numbers, listings in telephone books and directories (in any media), blue prints, drawings, designs, research and development information, technical information, specifications, operating and maintenance manuals, methods, engineering drawings, know-how, data, databases, mask works, discoveries, inventions, industrial designs and other proprietary rights (whether or not patentable or subject to copyright, mask work, or trade secret protection) ("**Trade Secrets**"); (v) Software; and (vi) know-how ("**Know-How**"); (vii) all licenses, sublicenses, and other agreements or permissions related to the property described in clauses (i) to (vi) of this definition and goodwill Related to the Business ("**IP Licenses**").

"**Inventory**" means all supplies, goods, materials, raw and finished goods, work in process, inventory and stock in trade owned by Seller as of the Closing Date for use or sale in the ordinary course of business, including, but not limited to, spare parts, supplies of business forms, and packing materials.

"**IRC**" means the Internal Revenue Code of 1986, as amended.

"**Knowledge**" means, with reference to Seller, the actual knowledge of Seller's management, officers and directors and control persons as of the date of the Closing.

"**Law**" means all statutes, laws (including common law), regulations, rules, ordinances, codes and other requirements of any Governmental Authority, including any Orders.

"**Lease**" means any lease, sublease, license or similar contract (whether oral or written) or affecting or related to the Business or any of the Assets, real or personal, entered into by any Seller or by which any Seller is bound or by which any property of any Seller is subject to an Encumbrance or under which any Seller has any rights or obligations, including all options to renew, purchase, expand or lease (including any leasehold improvements to any facilities or appurtenances to such improvements (including buildings, structures, storage areas, driveways, walkways and parking areas), rights of first refusal, first negotiation and first offer), all credit for the prepaid rent associated therewith, and all Deposits made in connection with such Leases.

"**Legal Proceeding**" means any action, complaint, suit, litigation, arbitration, mediation, appeal, petition, inquiry, hearing, order, decree, legal proceeding, investigation or other legal dispute, whether civil, criminal, administrative or otherwise, at law or in equity, by or before any arbitral or other tribunal or any Governmental Authority.

"**Legal Requirement**" means federal, state, local, municipal, foreign, international, multinational or other constitution, law, statute, ordinance, principle of common law, code, regulation, or treaty.

"**Liability**" means any Indebtedness, debt, liability, commitment or other obligation (whether direct or indirect, known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or not yet due) and including all costs, fees and expenses relating thereto.

"**Material Adverse Effect**" means any change, effect, event, occurrence, circumstance, condition, state of facts or development that, individually or in the aggregate, (i) has been or would be reasonably likely to be material and adverse to the Assets, properties, Assumed Liabilities, Business, financial condition of the Business, or capitalization of the Assets; provided, however, that none of the following shall be taken into account in determining whether there has been or would be, a Material Adverse Effect under this subclause (i): (A) changes in general economic or financial market conditions, (B) the outbreak or escalation of hostilities, the declaration of war, the occurrence of any calamity or natural disaster, or acts of terrorism, (C) changes in any Law or GAAP or interpretation thereof after the Execution Date, (D) any event as to which Purchaser has provided its express prior written consent hereunder and/or had actual knowledge of prior to the date hereof, (E) any announcement of this Agreement and the Transaction, (F) compliance by Seller with the terms of this Agreement, and each other agreement or document to be executed, filed or delivered in connection herewith and therewith including the filing of the Seller Chapter 11 Case and events that customarily result from the filing of a case under Chapter 11 of the Bankruptcy Code.

"**Notice**" means any notice, request, Consent, acceptance, waiver or other communication required or permitted to be given pursuant to this Agreement.

"**Order**" means any order, writ, judgment, injunction, decree, stipulation, determination, decision, verdict, ruling, subpoena, or award entered by or with any Governmental Authority (whether temporary, preliminary or permanent).

"**Party**" or "**Parties**" means Seller and Purchaser, individually and/or collectively, as the case may be.

"**Permits**" means any and all Consents of Governmental Authorities relating to the Assets, the Assumed Liabilities or the Business.

"**Permitted Encumbrances**" means (i) statutory liens for current Property Taxes and assessments not yet due and payable, including liens for ad valorem Taxes and statutory liens not yet due and payable arising other than by reason of any default by Seller, or that Seller is contesting in good faith in proper proceedings, (ii) easements, covenants, conditions, Claims, restrictions or other similar matters of record on real property, leasehold estates or personalty that would not be reasonably likely to have a Material Adverse Effect on the use, title, value or possession of the property subject thereto, (iii) Encumbrances that constitute Assumed Liabilities (including Encumbrances arising under the Assumed Contracts and the Secured Creditor Agreement), and (iv) local, county, state and federal laws, ordinances or governmental regulations now or hereafter in effect which would not be reasonably likely to have a Material Adverse Effect on the use, title, value or possession of the property subject thereto.

"**Person**" means an individual, partnership, limited liability company, corporation, trust, joint venture, association, joint stock company, unincorporated organization, Governmental Authority or other entity, and the successors and assigns thereof or the heirs, executors, administrators or other legal representatives of an individual.

"**Personal Property Lease**" means any Lease of Tangible Personal Property.

"**Pre-Closing Tax Period**" means any taxable period or portion thereof ending prior to or on the Closing Date.

"**Property Tax**" means an ad valorem tax levy on the value of property that the owner of the property is required to pay to a Government Authority in which the property is situated.

"**Purchase Price**" means the total consideration paid to purchase the Assets.

"**Purchase Price Deposit**" means the earnest good-faith money deposit and security paid pursuant to Section 2.8(a) for the performance of Purchaser's obligations under this Agreement, which shall equal ten percent (10%) of the Purchase Price.

"**Purchaser**" has the meaning set forth in the preamble.

"**Related to the Business**" means required for, arising out of, or used in connection with the Business as conducted by the Seller before the Closing Date.

"**Representative**" means, with respect to a particular Person, any director, officer, manager, partner, member, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants, and financial advisors.

"**Retained Books and Records**" means (A) any documents (including books and records) that Seller is prohibited (or reasonably believes to be prohibited) by applicable Legal Requirement to sell and

transfer, (B) corporate seals, minute books, charter documents, corporate stock record books, original tax and financial records and such other books and records as pertain to the organization, existence, actions or share capitalization of Seller, (C) any books and records or information related exclusively to any of the Excluded Assets, or Excluded Liabilities.

"**Sale Motion**" means the Seller's motion to sell substantially all assets of the Seller, filed with the Bankruptcy Court.

"**Sale Order**" means the sale order substantially in the form attached hereto as Exhibit F.

"**Sale Procedures**" means the Sales Procedures set forth on Exhibit E.

"**Secured Creditor**" means Partners For Growth II, L.P.

"**Secured Creditor Agreement**" means that certain Assumption and Security Agreement between Purchaser and Secured Creditor dated as of the Closing Date, pursuant to which Purchaser agreed to assume the Assumed Secured Creditor Debt, attached hereto as Exhibit A.

"**Seller Chapter 11 Case**" has the meaning set forth in the recitals.

"**Seller Employee**" means a person currently employed by Seller as of the Closing.

"**Seller Transferred Employee**" means each Seller Employee who accepts an offer of employment from Purchaser and is hired by Purchaser.

"**Seller**" has the meaning set forth in the preamble.

"**Straddle Period**" means a Pre-Closing Tax Period of a taxable period that commences prior to and includes (but does not end on) the Closing Date.

"**Software**" means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code form, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (d) all documentation, including user manuals and training documentation, relating to any of the foregoing, in each case developed by or for, or licensed or made available to, Seller and Related to the Business.

"**Seller**" has the meaning given to such term in the preamble to this Agreement.

"**Tax**" or "**Taxes**" means any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, unemployment, payroll, withholding, alternative or add on minimum, ad valorem, value added, transfer, stamp, or environmental tax, escheat payments or any other tax, custom, duty, impost, levy, governmental fee or other like assessment or charge (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto).

"**Tax Return**" or "**Tax Returns**" means all returns, declarations of estimated tax payments, reports, estimates, information returns and statements, including any related or supporting information with respect to any of the foregoing, filed or required to be filed with any taxing authority.

"**Transaction**" means the transactions contemplated herein to be consummated at the Closing, including the purchase and sale of the Assets and the assumption of the Assumed Liabilities provided for in this Agreement.

"**Transfer Taxes**" means any transfer, documentary, sales, use, stamp, registration and other such taxes, any conveyance fees, any recording charges and any other similar fees and charges (including penalties and interest in respect thereof) incurred in connection with the Transaction.

"**Winthrop Couchot**" means Seller's counsel, Winthrop Couchot Professional Corporation.

Section 1.2. **Other Terms**. As used in this Agreement, any reference to any federal, state, local, or foreign law, including any applicable Legal Requirement, will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes," and "including" will be deemed to be followed by "without limitation." Pronouns in masculine, feminine, or neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. References to "this Agreement" shall include all Exhibits, Schedules and other agreements, instruments or other documents attached hereto. The words "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. References in this Agreement to Articles, sections, Schedules or Exhibits are to Articles or sections of, Schedules or Exhibits to, this Agreement, except to the extent otherwise specified herein. References to the consent or approval of any Party mean the written consent or approval of such Party, which may be withheld, conditioned or delayed in such Party's sole and absolute discretion, except to the extent otherwise specified herein. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and are not part of this Agreement and do not in any way limit or modify the provisions of this Agreement and shall not affect the interpretation hereof. Unless otherwise specified herein, payments that are required to be made under this Agreement shall be paid by wire transfer of immediately available funds to an account designated in advance by the Party entitled to receive such payment. All references to "dollars" or "$" or "US$" in this Agreement means U.S. dollars.

Section 1.3. **Interpretation**. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof will arise favoring or disfavoring any Party hereto because of the authorship of any provision of this Agreement.

Section 1.4. **Time**. Except as expressly set out in this Agreement, the computation of any period of time referred to in this Agreement shall exclude the first day and include the last day of such period. If the time limited for the performance or completion of any matter under this Agreement expires or falls on a day that is not a Business Day, the time so limited shall extend to the next following Business Day. The time limited for performing or completing any matter under this Agreement may be extended or abridged by an agreement in writing by the Parties. All references herein to time are references to California time, unless otherwise specified herein.

ARTICLE II
AGREEMENT OF PURCHASE AND SALE

Section 2.1. **Purchase and Sale of Assets**. Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall purchase and acquire from Seller, free and clear of Encumbrances (other than Permitted Encumbrances) to the extent provided in Section 2.3, all right, title and interest of Seller of any nature whatsoever in the Assets as the same shall exist at the Closing, other than the Excluded Assets (such assets other than Excluded Assets, the "Assets"):

(a) the Assumed Contracts and all rights of Seller thereunder;

(b) all Deposits;

(c) all Accounts Receivable, including, but not limited to those described on Schedule 2.1(c);

(d) all Equipment used or held for use in the Business, including, but not limited to those described on Schedule 2.1(d);

(e) all Software, including, but not limited to those described on Schedule 2.1(e);

(f) all Intellectual Property, including, but not limited to that described on Schedule 4.4;

(g) all permits, licenses, franchises, consents and other approvals and operating rights relating to the Assets that are assignable or transferable;

(h) all Claims of Seller against third parties relating to the Assets, other than Avoidance Actions;

(i) 100% of equity and/or membership interests in CTC Cable Asia Ltd., such that upon completion of the Transaction CTC Cable Asia Ltd. shall become a wholly-owned subsidiary of Purchaser.

(j) all items of Inventory, including, but not limited to that described on Schedule 2.1(j);

(k) all Books and Records (provided that Seller may, in their discretion, retain one copy of the Books and Records);

(l) all goodwill associated with the Business;

(m) any and all insurance proceeds, condemnation awards or other compensation in respect of loss or damage to any Asset to the extent occurring after the Closing;

(n) all supplies, goods, materials, work in progress, properties, rights and other assets used or held for use by Seller in connection with the Business; and

(o) all other tangible and intangible assets of Seller used in the Business which are not identified as Excluded Assets pursuant Section 2.2.

Section 2.2. Excluded Assets. Nothing herein contained shall be deemed to sell, transfer, assign, convey or deliver the Excluded Assets to Purchaser or any Affiliate of Purchaser, and Seller shall retain all right, title and interest to, in and under the Excluded Assets and neither Purchaser nor any Affiliate of Purchaser shall have any Liability therefor. "Excluded Assets" shall mean the following assets, properties and rights of Seller:

(a) all rights of Seller in the Escrow, Escrow Agreement, Escrow Documents and Escrow Assets;

(b) any and all rights of Seller under this Agreement or any other agreement by and between Seller and Purchaser;

(c) all Avoidance Actions of Seller;

(d) all rights to refunds, credits or the equivalent owing to Seller pursuant to this Agreement or the Excluded Agreements, including, any retainer held by Knobbe, Martens, Olson and Bear LLP;

(e) the Excluded Agreements and any and all rights thereunder;

(f) any prepaid Property Tax of Seller attributable to Pre-Closing Tax Periods, and any refund of Taxes that are not Assumed Liabilities;

(g) the Retained Books and Records; provided, that prior and subsequent to the Closing Date, Purchaser shall have the right to make copies of any portions of the Retained Books and Records to the extent that such portions relate to the Business or any of the Assets;

(h) the Closing Payment and any cash or cash equivalents and all bank accounts (depositor or otherwise) of Seller, including, for this purpose, all collected funds (including checks), at or prior to 12:01 a.m., San Diego time on the Closing Date received by Seller (including in a lockbox of any Seller);

(i) all Deposits under this Agreement, any Excluded Agreement or for workers' compensation collateral;

(j) all assets of Seller related to or under the Employee Benefit Plans;

(k) any insurance policies for the benefit of Seller and any rights, Claims or interests in respect thereof except as set forth in Section 2.1(m) of this Agreement;

(l) any capital stock or equity interests held by any Seller in any other Seller.

Section 2.3. Condition of Conveyance. Without limiting the provisions of this Agreement relating to the Closing, the sale, transfer, assignment, conveyance or delivery of the Assets shall be effected (a) by appropriate instruments of transfer, bills of sale, endorsements, assignments and deeds, in recordable form as appropriate and (b) free and clear of any and all Encumbrances other than Permitted Encumbrances and Assumed Liabilities.

Section 2.4. Consideration. The Purchase Price for the Assets shall consist of the following:

(a) a payment of $1,000,000 in cash to be made to Seller at Closing, to be used for the payment of administrative claims and payments to unsecured creditors, pursuant to the Bankruptcy Code (**"Closing Payment"**); and

(b) an assumption of the Assumed Liabilities, including (i) payment of Cure Costs in such amounts as are expressly set forth on Schedule 2.7, and (ii) assumption of the Assumed Secured Creditor Debt in the amount of $10,500,000.

Section 2.5. **Assumption of Liabilities**. On the Closing Date, Purchaser shall assume and agree to pay, perform and discharge when due, the Assumed Liabilities. Other than the Assumed Liabilities (including the Assumed Secured Creditor Debt), Purchaser is not assuming and shall not be liable for any liabilities or obligations of Seller.

Section 2.6. **Excluded Liabilities**. Notwithstanding anything in this Agreement to the contrary, neither Purchaser nor any Affiliate of Purchaser shall assume, and shall not be deemed to have assumed, the Excluded Liabilities.

Section 2.7. **Procedures for Assumption of Agreements.**

(a) On or prior to August 2, 2011, Purchaser shall have delivered to Seller Schedule 2.7, which shall contain a list of each Lease and Contract of Seller that Purchaser has designated as an Assumed Contract. Seller shall include in Schedule 2.7 Seller's good faith estimate of Cure Costs for each Assumed Contract.

(b) Nothing herein shall be deemed to obligate Seller to transfer, assign, convey or deliver any Asset that by operation of applicable Law cannot be transferred, assigned, conveyed, delivered or assumed, including any Asset that cannot be transferred, assigned, conveyed, delivered or assumed without a Consent that has not been obtained (after giving effect to the Sale Order and the Bankruptcy Code). To the extent that the sale, transfer, assignment, conveyance or delivery or attempted sale, transfer, assignment, conveyance or delivery to Purchaser of any asset that would be an Asset or any Claim arising thereunder or resulting therefrom is prohibited by any applicable Law or would require any Consent from any Governmental Authority or any other third party (after giving effect to the Sale Order and the Bankruptcy Code) and such Consents shall not have been obtained prior to the Closing, the Closing shall proceed (without any reduction in Purchase Price) without the sale, transfer, assignment, conveyance or delivery of such asset unless there is a failure of one or more of the conditions set forth in Article VII, in which event the Closing shall proceed only if each failed condition is waived by the Party entitled to the benefit thereof. In the event that any failed condition is waived and/or the Closing proceeds without the transfer or assignment of any such asset, then following the Closing, Purchaser and Seller shall use their respective commercially reasonable efforts, and cooperate with each other, to obtain promptly such Consent. Pending such Consent, the Parties shall reasonably cooperate with each other in any mutually agreeable arrangement designed to provide Purchaser with all of the benefits of use of such asset, at the sole cost and expense of Purchaser. Once Consent for the sale, transfer, assignment, conveyance or delivery of any such asset not sold, transferred, assigned, conveyed or delivered at the Closing is obtained, Seller shall promptly transfer, assign, convey and deliver such asset to Purchaser at no additional cost.

(c) At the Closing, Seller shall assume and assign to Purchaser the Assumed Contracts pursuant to Section 365 of the Bankruptcy Code and the Sale Order, subject to provision of adequate assurance as may be required under Section 365 of the Bankruptcy Code and payment of the Cure Costs in respect of the Assumed Contracts. All Cure Costs in respect of Assumed Contracts shall be borne by Purchaser.

(d) If following the Closing, any Seller receives or becomes aware that it holds any asset, property or right which constitutes an Asset, then Seller shall transfer such asset, property or right to Purchaser as promptly as practicable for no additional consideration.

(e) If following the Closing, Purchaser receives or becomes aware that it holds any asset, property or right which constitutes an Excluded Asset, then Purchaser shall transfer such asset, property or right to Seller as promptly as practicable for no additional consideration.

Section 2.8. Purchase Price Deposit.

(a) Pursuant to the Procedures Order, Purchaser shall have transferred the Purchase Price Deposit into Winthrop Couchot attorney trust account, by certified check or wire transfer of immediately available funds.

(b) At the Closing, the Purchase Price Deposit (and interest thereon accrued, if any) shall be credited and applied first toward the Closing Payment, with any remainder credited and applied towards the payment under Section 2.4(b) hereof.

(c) Except as set forth in Section 2.8(d), if this Agreement is terminated pursuant to Section 9.1, then Winthrop Couchot shall return the Purchase Price Deposit (and interest thereon accrued, if any) to Purchaser, within three (3) Business Days of Winthrop Couchot's receipt of Purchaser's written request therefor. Notwithstanding any termination subject to Section 9.1 herein, the Deposit shall be fully refunded to Purchaser if (i) the Bankruptcy Court does not approve the Sale to Purchaser other than due to a breach by Purchaser; (ii) any condition precedent to Purchaser's obligations hereunder is not satisfied or waived by the Closing Date or (iii) Seller otherwise breaches any material obligation of this Agreement, unless the Purchaser caused the breach or is itself in material breach.

(d) If this Agreement is terminated by Seller pursuant to: (i) Section 9.1(c) as a result of the failure of any condition set forth in Section 7.2 to be satisfied on or prior to the Closing Date and only if exclusively by reason of any material breach by Purchaser of an obligation thereunder, (provided that Seller is not then in material breach of this Agreement); or (ii) Section 9.1(d), then Winthrop Couchot shall, upon or within five (5) business days after conclusion of the auction, unless the Purchaser is a Back-Up Bidder, in which case the Purchase Price Deposit shall be returned upon or within five (5) business days after closing of the sale of the Assets, disburse the Purchase Price Deposit (and interest accrued thereon, if any) to Seller, to be retained by Seller for their own account.

ARTICLE III
COURT APPROVAL

Section 3.1. Highest and Best Price. Purchaser acknowledges that the sale of the Assets is subject to the Sale Procedures, which set forth procedures for the submission of offers by prospective Purchasers, bidding, the conduct at the auction, and the Sale Hearing.

Section 3.2. Sale Process. Seller has filed a motion with the Bankruptcy Court (the "**Sale Motion**") seeking entry of the Sale Order substantially in the form attached hereto as Exhibit E that (i) approves the sale of the Assets to Purchaser on the terms and conditions set forth in this Agreement and authorizes Seller to proceed with the Transaction, (ii) includes specific findings that the Purchase Price constitutes fair value and consideration for the Assets and that Purchaser is a good faith purchaser of the Assets and is entitled to the protections provided for under section 363(m) of the Bankruptcy Code, (iii) provides for a waiver of the stays contemplated by Bankruptcy Rules 6004(h) and 6006(d); (iv) approves the Seller's assumption and assignment to the Purchaser pursuant to section 365 of the Bankruptcy Code

of all the Assumed Contracts included in the Assets; (v) states that the sale of the Assets to Purchaser shall be free and clear of all Encumbrances (other than Permitted Encumbrances) whatsoever, including under theories of successor or transferee Liability, with all such Encumbrances attaching solely to the net proceeds of sale, if any; and (vi) finds that the notices provided with respect to the Sale Hearing and relief sought in the Sale Motion were proper and sufficient. Seller shall use commercially reasonable efforts to obtain prompt entry of the Sale Order.

Section 3.3. **Purchaser Actions**. Purchaser agrees that it will promptly take such reasonable actions as are reasonably requested by Seller to assist in obtaining the Sale Order, including, without limitation, furnishing affidavits or other documents or information for filing with the Bankruptcy Court for the purposes, among others, of providing necessary assurances of performance by Purchaser under this Agreement, and with respect to each Assumed Contract, to provide adequate assurance of the future performance of such Assumed Contract by Purchaser, and to demonstrate that Purchaser is a "good faith" purchaser under section 363(m) of the Bankruptcy Code.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER

Purchaser hereby acknowledges and agrees that this sale is an as-is, where-is sale, and except as otherwise expressly provided in this Article IV, Seller makes no representations or warranties whatsoever, express or implied, with respect to any matter relating to the Assets. Purchaser shall have no recourse to Seller, except in the case of material misrepresentation or fraud.

Section 4.1. **Corporate Status**. Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Seller has all requisite corporate power and authority to own, lease, develop and operate the Assets and to carry on its business as now being conducted (subject to the provisions of the Bankruptcy Code).

Section 4.2. **Power and Authority**. Subject, in the case of the obligation to carry out the Transaction, to the entry of the Sale Order, Seller has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Subject to the entry of the Sale Order, the execution, delivery and performance by Seller of this Agreement and the consummation of the Transaction have been duly and validly authorized by all requisite corporate action on the part of Seller and no other proceeding on the part of Seller is necessary to authorize this Agreement and to consummate the Transaction.

Section 4.3. **Consents**. The execution, delivery and performance by Seller of this Agreement does not, and the consummation by Seller of the Transaction will not require Seller to make any filing with or give notice to, or obtain any Consent from, any Person or Governmental Authority, other than the Sale Order, except as set forth on Schedule 4.3.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller as follows:

Section 5.1. **Corporate Status**. Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

Section 5.2. **Validity**. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder (subject, in the case of the obligation to carry out the Transaction, to the entry of the Sale Order). The execution, delivery and performance by Purchaser of this Agreement and the consummation of the Transaction have been duly and validly authorized by all requisite corporate action on the part of Purchaser, and no other corporate proceeding on the part of Purchaser is necessary to authorize this Agreement and to consummate the Transaction. This Agreement has been duly and validly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery by all parties hereto and thereto other than Purchaser) constitutes (or will constitute) valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms (subject, in the case of the obligation to carry out the Transaction, to the entry of the Sale Order).

Section 5.3. **Consents**. The execution, delivery and performance by Purchaser of this Agreement does not, and the consummation by Purchaser of the Transaction will not require Purchaser to make any filing with or give notice to, or obtain any Consent from, any Governmental Authority, other than the Sale Order.

Section 5.4. **Broker Fees**. Purchaser has not incurred any Liability for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Transaction that would be payable by any Seller.

Section 5.5. **Resources**. Purchaser has, and at the Closing will have, the resources and capabilities (financial or otherwise) to perform its obligations hereunder, including, without limitation, sufficient funds available to pay the Purchase Price at Closing. Purchaser has not incurred any obligation, commitment, restriction or Liability of any kind that would materially impair Purchaser's ability to use such funds to satisfy its payment and funding obligations under this Agreement.

Section 5.6. **Investigation**. Purchaser acknowledges and affirms that it has completed its own independent investigation, analysis and evaluation of the Assets, that it has made all such reviews and inspections of the Assets as it deems necessary and appropriate, and that in making its decision to enter into this Agreement and consummate the Transaction, it has relied on its own investigation, analysis, and evaluation with respect to all matters without reliance upon any express or implied representations or warranties other than those expressly set forth in this Agreement, as to which it has relied.

ARTICLE VI
COVENANTS

Section 6.1. **Closing Documents**. The Parties shall proceed diligently and in good faith to attempt to settle, on or before the Closing Date or such earlier date as may be expressly set forth herein, the contents of all Closing Documents to be executed and delivered by Seller and Purchaser.

Section 6.2. **Matters Requiring Notice**.

(a) Seller, on the one hand, and Purchaser, on the other hand, shall promptly notify the other of:

(i) any written notice or other written communication received by Seller, in the case of Seller, or Purchaser, in the case of Purchaser, from any Person alleging that the Consent of such Person is or may be required in connection with the Transaction;

(ii) any inaccuracy of any representation or warranty of such Party contained in this Agreement at any time that would make such representation or warranty false in any material respect; and

(iii) any breach of any covenant or agreement of such Party contained in this Agreement at any time.

(b) Notwithstanding anything to the contrary in this Agreement, delivery of any notice pursuant to Section 6.3(a) and any access to or provision of information shall not modify any of the representations, warranties, covenants or agreements of the Parties (or rights or remedies with respect thereto) or the conditions to the obligations of the Parties under this Agreement.

Section 6.3. Access to Information/Confidentiality/Preservation of Books and Records.

(a) From the Execution Date until the earlier of (i) termination of this Agreement and (ii) the Closing, Purchaser shall be entitled, through its Representatives (including their legal advisors and accountants), to make such investigation of Seller, the Assets and the Assumed Liabilities and such examination of the Books and Records as they reasonably request and to make extracts and copies of such Books and Records. Any such investigation and examination shall be conducted during regular business hours upon reasonable advance notice in a manner that minimizes disruption to the business, operations and activities of Seller. In connection with Purchaser's access to the Books and Records, Purchaser shall be accompanied at all times by a Representative of Seller unless Seller otherwise agrees, shall not materially interfere with the use and operation of the offices and other facilities of Seller, and shall comply with all reasonable safety and security rules and regulations for such offices and other facilities. Seller shall use their commercially reasonable efforts to cause their Representatives to cooperate with Purchaser and its Representatives in connection with such investigation and examination.

(b) From and after the Closing and for so long as the Bankruptcy Case is pending or twelve 12 months after Closing, whichever is longer, Purchaser agrees to provide Seller with reasonable access to Books and Records (and allow Seller to make extracts and copies of such Books and Records during such access) and Seller Transferred Employees in connection with the Seller Chapter 11 Case or any other proceeding or action, including any Avoidance Action, relating thereto at Seller's sole cost and expense. Any such access shall be during regular business hours upon reasonable advance notice and in a manner that minimizes disruption to the business, operations and activities of Purchaser. In connection with Seller's access to the Books and Records, Seller shall be accompanied at all times by a Representative of Purchaser unless Purchaser otherwise agrees, shall not materially interfere with the use and operation of the offices and other facilities of Purchaser, and shall comply with all reasonable safety and security rules and regulations for such offices and other facilities.

Section 6.4. Disclaimer of Warranties. Purchaser hereby acknowledges and agrees that, except as set forth in Article IV, Seller makes no representations or warranties whatsoever, express or implied, with respect to any matter relating to the Assets (including, without limitation, income to be derived or expenses to be incurred in connection with the Assets, the physical condition of any personal property comprising a part of the Assets or which is the subject of any Assumed Contract or Assumed Contract, the environmental condition or other matter relating to the physical condition of any real property or improvements which are the subject of any Lease to be assumed by Purchaser at the Closing or any other real property or improvements comprising a part of the Assets, the zoning of any such real property or improvements, the value of the Assets (or any portion thereof), the transferability of Assets, the terms, amount, validity, collectability or enforceability of any Accounts Receivable, Claim, Assumed Contract or Assumed Contract, the title to the Assets (or any portion thereof), or any other matter or thing relating to the Assets or any portion thereof). Without in any way limiting the foregoing, Seller hereby

disclaims any warranty (express or implied) of merchantability or fitness for any particular purpose as to any portion of the Assets. Purchaser further acknowledges that Purchaser has conducted an independent inspection and investigation of the physical condition of all portions of the Property and all such other matters relating to or affecting the Assets as Purchaser deemed necessary or appropriate and that in proceeding with its acquisition of the Assets, Purchaser is doing so based solely upon such independent inspections and investigations. Accordingly, except only for the representations and warranties set forth in Article IV (which do not survive the Closing), Purchaser will accept the Assets at the Closing "AS IS, "WHERE IS," and "WITH ALL FAULTS." Without limiting the generality of the immediately foregoing, except for the representations and warranties specifically contained in Article IV, Seller hereby expressly disclaims and negates any representation or warranty, express or implied, at common law, by statute, or otherwise, relating to the condition of the assets of Seller; it being the intention of the Parties that the Assets are to be accepted by Purchaser in their present condition and state of repair,

Section 6.5. Required Approvals.

(a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, the Parties shall use commercially reasonable efforts to cooperate and take, or cause to be taken, all actions, and to do, or cause to be done all things necessary, proper or advisable (subject to any applicable Legal Requirement) to consummate the Closing and the Transaction as promptly as practicable including, but not limited to the preparation and filing of all forms, registrations and notices required pursuant to any applicable Legal Requirement to be filed to consummate the Closing and the Transaction and the taking of such actions as are necessary to obtain any requisite approvals, authorizations, Consents, releases, orders, licenses, Permits, qualifications, exemptions or waivers by any third party or Governmental Authority.

(b) The Parties shall use commercially reasonable efforts to take all reasonable steps as may be necessary to obtain an approval from, or to resolve any Legal Proceeding by, any Governmental Authority, whether by judicial or administrative action, challenging this Agreement or the consummation of the Transaction or the performance of obligations hereunder under any antitrust law. Notwithstanding the foregoing, Purchaser will, and will cause its Affiliates to, commit to and effect, by consent decree, hold separate orders, trust, and otherwise, the divestiture of any assets or business of Purchaser (or its Affiliates) or any Assets, and permit and suffer to be imposed on it any other restrictions on any of its activities, assets, business or the Assets as may be necessary to avoid the entry of, or to effect the dissolution of or vacate or lift, any Order relating to any antitrust challenge by any Governmental Authority that would otherwise have the effect of preventing or materially delaying the consummation of the Transaction.

Section 6.6. Publicity. Except as required by applicable Legal Requirement, including any Order by the Bankruptcy Court in connection with any filings by Seller in any proceedings before the Bankruptcy Court or in connection with the auction, Seller shall not (and shall cause their Representatives not to) issue any press release or make any public announcement concerning this Agreement or the Transaction without having provided Purchaser at least one (1) Business Day to review and comment on such release or announcement (which comments shall be reasonably considered by Seller).

Section 6.7. Certain Matters Relating to Seller Employees.

(a) **Purchaser Obligations**. At least two (2) Business Days prior to the Closing Date, Purchaser will offer employment to no fewer than seventy (70) of Seller Employees, which offers shall be effective as of the Closing Date. Such offers shall include compensation, life insurance, welfare, retirement, salary continuation and fringe benefits that are substantially similar in terms in the aggregate to those provided to the Seller Transferred Employees immediately prior to the Closing Date.

(b) **Seller Transferred Employees**. Subject to any other provision herein or any transition services agreement executed in connection herewith, neither Purchaser nor any Affiliate of Purchaser shall have any Liability whatsoever for any compensation or other obligations purported to be owing to any Seller Employee by Seller, including any severance, separation pay, change of control payments or benefits, retention payments or any other payments or benefits arising in connection with the termination of such Seller Employee's employment by any Seller before, on or after the Closing Date. Purchaser agrees to assume all unpaid wages and unused vacation time and paid time off, in each case accrued by the Seller Transferred Employees prior to the Closing Date, as provided under the Seller's applicable vacation and paid time off policies in respect of each of the Seller Transferred Employees.

(c) **Other Employees**. For those Seller Employees who do not become Seller Transferred Employees, Purchaser shall assume the obligations of the Seller with respect to payment of all wages, unused vacation time, and paid time off for (i) services rendered from the respective Petition Dates through the Closing Date, and (ii) amounts entitled to priority treatment under Section 507(a)(4) of the Bankruptcy Code.

(d) **Waiver of Confidentiality**. Effective upon the Closing Date, Seller hereby waives, for the benefit of Purchaser and its Affiliates, any and all restrictions in any Employee Benefit Plan or Contract relating to (i) non-competition with Seller or (ii) maintenance of confidentiality of any information for the benefit of Seller, in each case, with or covering any Seller Transferred Employee.

(e) Subject to applicable Legal Requirement, Seller shall cooperate with Purchaser and shall permit Purchaser a reasonable period during normal business hours prior to the Closing Date, (i) to meet with Seller Employees at such times as Purchaser shall reasonably request, (ii) to speak with such Seller Employees' managers and supervisors (in each case with appropriate authorizations and releases from such Seller Employees) who are being considered for employment by Purchaser, (iii) to distribute to such Seller Employees such forms and other documents relating to potential employment by Purchaser after the Closing; and (iv) subject to any restrictions imposed under applicable Legal Requirement, to permit Purchaser, upon request, to review personnel files and other relevant employment information regarding such Seller Employees.

(f) Following the Closing, Seller and Purchaser shall cooperate reasonably with each other to provide each other all necessary or appropriate documents, records, materials, accounting files and Tax information with respect to any Seller Transferred Employee.

ARTICLE VII
CONDITIONS TO CLOSING

Section 7.1. **Conditions for Purchaser**. The obligation of Purchaser to consummate the Closing is subject to the satisfaction or waiver in writing by Purchaser, at or before the Closing, of each of the following conditions:

(a) All of the covenants and agreements in this Agreement to be complied with or performed by Seller on or before the Closing Date shall have been complied with and performed in all material respects (without giving effect to any limitation as to materiality set forth therein).

(b) The representations and warranties of Seller shall be true and correct except as would not individually or in the aggregate constitute, or be reasonably likely to result in, a Material Adverse Effect as of the date of this Agreement and as of the Closing Date as if made on the Closing Date (except for any representation or warranty made as of a specified date, which shall be true and correct in

all respects except as would not individually or in the aggregate constitute, or be reasonably likely to result in, a Material Adverse Effect as of such specified date).

(c) No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any applicable Legal Requirement (including any Order) which is in effect and has the effect of making the Transaction illegal or otherwise restraining or prohibiting consummation of the Transaction and which is not satisfied or resolved or preempted by the Sale Order.

(d) After notice and a hearing as defined in Section 102(1) of the Bankruptcy Code, the Bankruptcy Court shall have entered the Sale Order.

(e) Secured Creditor and Purchaser shall have entered into the Secured Creditor Agreement.

(f) Seller shall have assumed and assigned to Purchaser the Assumed Contracts for which Purchaser has provided adequate assurance of future performance under such Contracts pursuant to Section 365 of the Bankruptcy Code and the Sale Order.

(g) The deliveries described in Section 8.2 shall have been made.

Section 7.2. Conditions for Seller. The obligations of Seller to consummate the Closing are subject to the satisfaction or waiver in writing by Seller, at or before the Closing, of each of the following conditions:

(a) All of the covenants and agreements in this Agreement to be complied with or performed by Purchaser on or before the Closing Date shall have been complied with and performed in all material respects (without giving effect to any limitation as to materiality set forth therein).

(b) The representations and warranties of Purchaser set forth in Section 5.5 (resources) hereof shall be true and correct in all respects and the representations and warranties of Purchaser set forth in Article V (other than Section 5.5) shall be true and correct in all material respects (without giving effect to any limitation as to materiality set forth therein), in each case, as of the date of this Agreement and as of the Closing Date as if made on the Closing Date (except for any representation or warranty made as of a specified date, which shall be true and correct in all material respects (without giving effect to any limitation as to materiality set forth therein) as of such specified date).

(c) No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any applicable Legal Requirement (including any Order) which is in effect and has the effect of making the Transaction illegal or otherwise restraining or prohibiting consummation of the Transaction and which is not satisfied or resolved or preempted by the Sale Order.

(d) After notice and a hearing as defined in Section 102(1) of the Bankruptcy Code, the Bankruptcy Court shall have entered the Sale Order, and such Sale Order (i) shall have become a Final Order, (ii) shall not have been stayed, stayed pending appeal or vacated (but such condition shall be waived by Seller in its sole discretion), and (iii) shall not have been amended, supplemented or otherwise modified in a manner that results in such Sale Order no longer being an order of the Bankruptcy Court, in form and substance reasonably satisfactory to Seller.

(e) All requisite clearances or Consents by any Governmental Authority under any antitrust or trade regulation laws shall have been obtained.

(f) The Transaction must have been consummated by the Closing Date, unless mutually agreed upon written waivers have been made.

(g) The deliveries described in Section 8.3 shall have been made.

ARTICLE VIII
CLOSING

Section 8.1. **Closing Arrangements**. The Closing shall take place within two Business Days following the date on which all of the conditions set forth in Article VII have been satisfied or waived (other than any conditions that can only be satisfied as of the Closing, but subject to the satisfaction or waiver of such conditions), but in no event later than the Closing Date via e-mail, or at such other time or place as may be mutually agreed to by the Parties.

Section 8.2. **Seller's Deliveries**. On or before the Closing Date, Seller shall deliver or cause to be delivered the following items and documents to Purchaser, with each such document to be effective as of the Closing:

(a) a certificate, dated as of the Closing Date, representing and certifying that the conditions set forth in Section 7.1 have been fulfilled, duly executed by Seller;

(b) a letter to Winthrop Couchot instructing the disbursement at Closing of the Purchase Price Deposit in accordance with Section 2.8(b), duly executed by Seller;

(c) [intentionally omitted]

(d) the Bill of Sale, duly executed by Seller;

(e) the Assignment of Intellectual Property, duly executed by Seller;

(f) the Assignment and Assumption Agreement, duly executed by Seller;

(g) copies of resolutions of the board of directors of Seller, authorizing the execution, delivery and performance hereof by Seller, certified by authorized officers and dated the Closing Date;

(h) right to possession of Assets including keys, locks, safe combinations, passwords, access codes and otherwise required to obtain immediate control of the Assets;

(i) copies of a certificate of the Secretary of State of California, certifying that Seller is in good standing under the Laws of such State; and

(j) a certificate of non-foreign status, substantially in the form of the sample certification contained in Treasury Regulation Section 1.1445-2(b)(2)(iv), duly executed by Seller (or if a Seller is a "disregarded entity" for U.S. federal income tax purposes, by the Person that is treated as the owner of such Seller for U.S. federal income tax purposes. If, on or before the Closing Date, Purchaser shall not have received such affidavit, Purchaser may withhold from the cash payments to Seller at Closing such sums as are required to be withheld therefrom under Section 1445 of the IRC.

Section 8.3. **Purchaser's Deliveries**. On or before the Closing Date, Purchaser shall deliver or cause to be delivered the following items and documents to Secured Creditor and Seller, with each such document to be effective as of the Closing:

(a) a certificate, dated as of the Closing Date, representing and certifying that the conditions set forth in Section 7.2 have been fulfilled, duly executed by Purchaser;

(b) [intentionally omitted]

(c) a letter to Winthrop Couchot instructing the disbursement at Closing of the Purchase Price Deposit in accordance with Section 2.8(b), duly executed by Purchaser;

(d) evidence of payment to each of Secured Creditor and Seller, by wire transfer of immediately available funds, the initial payment to be made to Secured Creditor and the Closing Payment, respectively, less the Purchase Price Deposit;

(e) [intentionally omitted];

(f) the Assignment of Intellectual Property, duly executed by Purchaser;

(g) the Assignment and Assumption Agreement, duly executed by Purchaser; and

(h) evidence of transfer to Winthrop Couchot trust account of an amount equal to the Cure Costs three (3) business days prior to the Closing Date.

Section 8.4. **Tax Matters.**

(a) All state and local Transfer Taxes, if any, occasioned by the conveyance of the Assets by Seller to Purchaser, including any notarial fees incurred in connection therewith, shall be paid by Seller; provided, however, that the Parties shall reasonably cooperate in availing themselves of any available exemptions from any such Transfer Taxes. Seller shall be responsible for the preparation and filing of all Tax Returns relating to Transfer Taxes.

(b) No later than 45 days following the Closing Date, Purchaser shall provide Seller with a proposed allocation of the Purchase Price, the Assumed Liabilities and Assumed Secured Creditor Debt among the Assets. If Seller does not deliver a written notice disagreeing with Purchaser's proposed allocation within thirty (30) days following Seller's receipt thereof, the proposed allocation shall be final. If Seller delivers a written notice disagreeing with Purchaser's proposed allocation within 30 days following Seller's receipt thereof, the Parties shall use commercially reasonable efforts to resolve such dispute within thirty (30) days following the date of the dispute notice. If Seller and Purchaser are unable to resolve such dispute within such thirty- (30-) day period, they shall refer such dispute to an independent accounting firm or appraisal firm jointly selected by the Parties, whose determination shall be consistent with this Agreement hereof and shall be final and binding on Seller and Purchaser for all purposes of this Agreement. Seller and Purchaser agree to timely file, or to cause to be timely filed, Internal Revenue Service Form 8594 (or any comparable form under state, local, or foreign Tax law) and any required attachments thereto in accordance with the Allocation Schedule. Except to the extent otherwise required pursuant to a "determination" within the meaning of IRC Section 1313(a) (or any comparable provision of state, local or foreign law), neither Seller nor Purchaser shall take, or shall permit any of its Affiliates to take, a Tax position (whether on a Tax Return or otherwise) that is inconsistent with the allocation reflected in the Allocation Schedule.

(c) Seller shall be responsible for any Liability for Property Taxes (including any special or supplemental assessments) with respect to any Asset allocable to the Pre-Closing Tax Period (without regard to when such Taxes are assessed or payable). Purchaser shall be responsible for any Liability for Property Taxes (including any special or supplemental assessments) with respect to any Asset for Tax periods subsequent to the Pre-Closing Tax Period (without regard to when such Taxes are assessed or payable). In either case, the amount of Property Tax allocable to a Straddle Period shall be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Period and the denominator of which is the number of days in the Straddle Period. If, following the Closing, one Party remits to the appropriate Governmental Authority payment for Property Taxes which are subject to this Section 8.4(c) and such payment includes the other Party's share of such Property Taxes, such other Party shall promptly reimburse the remitting Party for its share of such Property Taxes upon written notice from such paying Party; provided, that Purchaser shall not be required to make any payment with respect to prepaid Property Taxes. Any refund of Property Taxes which are subject to this Section 8.4(c) shall be allocated between Seller and Purchaser in a manner consistent with the foregoing.

(d) Purchaser and Seller shall furnish or cause to be furnished to each other, as promptly as reasonably practicable, such information in their possession and assistance relating to the Assets and the Assumed Liabilities as is reasonably necessary for the preparation and filing of any Tax Return, Claim for refund or other filings relating to Tax matters, or in connection with any Tax audit or other Tax proceeding.

ARTICLE IX
TERMINATION OF AGREEMENT

Section 9.1. **Termination**. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written Consent of Seller and Purchaser;

(b) by Seller or Purchaser, if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action, in each case, having the effect of permanently making the Transaction illegal or otherwise permanently restraining or prohibiting consummation of the Transaction;

(c) by Seller or Purchaser, if the Closing has not occurred on or prior to the Closing Date, provided that the failure of the Closing to occur on or prior to the Closing Date is not a result of such Party's failure to satisfy the conditions to the Closing contained in this Agreement;

(d) by Seller, in the event of any inaccuracy in any of Purchaser's representations or warranties contained in this Agreement or any breach of any of Purchaser's covenants or agreements contained in this Agreement which, individually or in the aggregate with all other such inaccuracies and breaches, (i) would result in a failure of a condition set forth in Section 7.2, and (ii) is either incapable of being cured or, if capable of being cured, is not cured in all material respects within the earlier of (a) ten (10) calendar days after written notice thereof and (b) the Closing Date; provided, that Seller shall not have the right to terminate this Agreement under this Section 9.1(d) at a time when Purchaser has (or would have after the passage of time) the right to terminate this Agreement under Section 9.1(e);

(e) by Seller or Purchaser, if the Bankruptcy Court enters any Order approving any Alternative Transaction or confirming any Chapter 11 Plan involving any Alternative Transaction, unless Purchaser is a "Backup Bidder" within the meaning of the Sale Procedures, in which case this Agreement

may not be terminated by reason of such Order having been entered until the closing of the Alternative Transaction;

(f) by Seller or Purchaser, if the Sale Order shall not have been entered by 5:00 p.m. Pacific time on August 8, 2011, provided that the failure to obtain entry of the Sale Order by such date is not the result of such terminating Party's action or failure to act, and provided that the Parties may mutually agree to extend such date; and

(g) by Purchaser, if the Chapter 11 Case shall be converted into a case under Chapter 7 of the Bankruptcy Code or dismissed, or if any trustee is appointed in the Chapter 11 Case.

Section 9.2. Effect of Termination. In the event of any termination of this Agreement pursuant to Section 9.1, written notice thereof shall as promptly as practicable be given to the other Parties and this Agreement shall terminate and the Transaction shall be abandoned, without further action by the parties hereto. Upon termination of this Agreement, (a) except as provided in this Section 9.2, this Agreement shall cease to have any force or effect, (b) the Parties shall not have any further Liability to each other, except for fraud occurring on or before the date of such termination; provided, however, that if this Agreement is terminated by reason of (i) any material breach hereof by the non-terminating Party or (ii) any non-compliance by the non-terminating Party with its obligations under this Agreement, which non-compliance shall have been the cause of the failure of one or more of the conditions to the terminating Party's obligations to effect the Transaction to have been satisfied, the terminating Party's right to pursue any available remedies at law will survive such termination unimpaired; however, the liability of Seller shall be limited to the Purchase Price Deposit being returned to Purchaser, and (c) the parties under this Agreement shall cease to have any further obligations under this Agreement except pursuant to Section 2.8(c), Section 2.8(d), this Section 9.2, Section 10.1, Section 10.4, Section 10.5, Section 10.6, Section 10.8, and Section 10.10, Section 10.11 and Section 10.12 (as such obligations are affected by any defined terms or general principles of constructions relating thereto as set forth in Article I), and (d) all filings, applications and other submissions made pursuant to the Transaction shall, to the extent practicable, be withdrawn from the Government Authority or Person to which made. Notwithstanding anything contained herein to the contrary, the termination of this Agreement shall not affect the rights or obligations of the Parties under the Confidentiality Agreement.

ARTICLE X
MISCELLANEOUS

Section 10.1. Survival. The representations and warranties of the Parties in this Agreement shall not survive the Closing. Except as otherwise expressly provided in this Agreement, the agreements and covenants of the Parties shall survive the Closing and remain in full force and effect without time limit in accordance with the terms thereof.

Section 10.2. Relationship of the Parties. Nothing in this Agreement shall be construed so as to make Purchaser or any Affiliate of Purchaser a partner of any Seller.

Section 10.3. Amendment of Agreement. This Agreement may not be supplemented, modified or amended except by a written agreement executed by each Party, and consented to by Secured Creditor.

Section 10.4. Notices. Any Notice shall be in writing and shall be deemed to have been duly given or made when personally delivered, sent by facsimile or electronic mail or when mailed by registered or certified mail, postage prepaid, return receipt requested, addressed or directed as follows, or

as may be furnished hereafter by notice, in writing, to the other Party on at least three Business Days' prior notice, to the following Parties:

(a) If to Purchaser, to:

CTC Acquisition Corp.
c/o White & Lee LLP
541 Jefferson Ave., Suite 100
Redwood City, CA 94063
Attention: Inna Efimchik
Facsimile: (650) 298-6099
Email: inna@EmergenceLaw.net

with a copy (which shall not constitute notice) given in like manner to:
Partners for Growth II, L.P.
180 Pacific Avenue
San Francisco, CA 94111
Attention: Mr. Andrew Kahn
Facsimile: 415-781-0510
Email: andrew@pfgrowth.com

(b) If to Seller, to:

Composite Technology Corporation
2026 McGaw Avenue
Irvine, CA 92614
Attention: Mr. Benton Wilcoxon
Facsimile: 949-428-8515
E-Mail: bwilcoxon@compositetechcorp.com

with a copy (which shall not constitute notice) given in like manner to:

Winthrop Couchot Professional Corporation
660 Newport Center Drive #400
Newport Beach, CA 92660
Attention: Garrick A. Hollander
Facsimile: (949) 720-4100
E-Mail: ghollander@winthropcouchot.com

with a copy (which shall not constitute notice) given in like manner to:
Partners for Growth II, L.P.
180 Pacific Avenue
San Francisco, CA 94111
Attention: Mr. Andrew Kahn
Facsimile: 415-781-0510
Email: andrew@pfgrowth.com

Any Notice which is delivered or is sent by facsimile or electronic mail shall be deemed to have been validly and effectively given and received on the date it is delivered or sent, unless it is delivered or sent after 5:00 p.m. on any given day or on a day which is not a Business Day, in which case it shall be

deemed to have been validly and effectively given and received on the Business Day next following the day it was delivered or sent, provided that, in the case of a Notice sent by facsimile or electronic mail, it shall not be deemed to have been sent unless there has been confirmation of transmission.

Section 10.5. **Fees and Expenses**. The Parties agree that, except as otherwise expressly provided in this Agreement, each Party shall bear and pay all costs, fees and expenses that it incurs, or which may be incurred on its behalf, in connection with this Agreement and the Transaction.

Section 10.6. **Governing Law; Jurisdiction; Service of Process**. This Agreement shall be governed by and construed in accordance with federal bankruptcy law, to the extent applicable, and, where state law is implicated, the internal laws of the State of California, without giving effect to any principles of conflicts of law. Without limiting any Party's right to appeal any Order of the Bankruptcy Court, the Parties agree that if any dispute arises out of or in connection with this agreement or any of the documents executed hereunder or in connection herewith, the Bankruptcy Court shall have exclusive personal and subject matter jurisdiction and shall be the exclusive venue to resolve any and all disputes relating to the Transaction. Such court shall have sole jurisdiction over such matters and the Parties affected thereby and Purchaser and Seller each hereby Consent and submit to such jurisdiction; provided, however, that if the Seller Chapter 11 Case has closed and cannot be reopened, the Parties agree to unconditionally and irrevocably submit to the exclusive jurisdiction of the United States District Court for the district in which the Bankruptcy Court is located and any appellate court thereof, for the resolution of any such Claim or dispute. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. In the event any such action, suit or proceeding is commenced, the Parties hereby agree and Consent that service of process may be made, and personal jurisdiction over any Party hereto in any such action, suit or proceeding may be obtained, by service of a copy of the summons, complaint and other pleadings required to commence such action, suit or proceeding upon the Party at the address of such Party set forth in Section 10.4 hereof, unless another address has been designated by such Party in a notice given to the other Parties in accordance with the provisions of Section 10.4 hereof.

Section 10.7. **Further Assurances**. Subject to the other provisions of this Agreement, each of the Parties hereto agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be reasonably requested by any other Party in order to carry out the intent and purpose of this Agreement at the expense of the requesting Party, provided that this Section 10.7 shall not require any Party to take any action that is commercially unreasonable or that would result in any Liability of such Party or any of its Affiliates.

Section 10.8. **Entire Agreement**. Except as set forth herein, this Agreement and the Confidentiality Agreement constitute the full and entire agreement between the Parties hereto pertaining to the Transaction and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, with respect thereto made by any Party.

Section 10.9. **Waiver**. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision (whether or not similar) nor shall any waiver constitute a continuing waiver unless otherwise expressed or provided. All waivers hereunder must be in writing to be effective.

Section 10.10. Assignment. Neither the rights nor the obligations of either Party may be assigned or delegated, whether by operation of Law or otherwise, without the prior written Consent of the other Party.

Section 10.11. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, including any trustee in the event of a chapter 7 conversion.

Section 10.12. No Third Party Beneficiaries. Nothing in this Agreement is intended to, or shall, confer any third party beneficiary or other rights or remedies upon any Person other than the Parties hereto, except that Secured Creditor is a third party beneficiary of this Agreement, and the same may not be modified or amended without the prior or concurrent written consent of Secured Creditor.

Section 10.13. Severability of Provisions. Any provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of any of the provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable, provided in all cases that neither the economic nor legal substance of this Agreement is affected by the operation of this sentence in any manner materially adverse to any Parties. Upon any such determination that any provision of this Agreement is invalid or unenforceable, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Parties.

Section 10.14. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original hereof, and all of which shall constitute a single agreement effective as of the Execution Date. Any delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be as effective as delivery of a manually executed counterpart of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Asset Purchase Agreement to be executed as of the day and year first written above.

SELLER

COMPOSITE TECHNOLOGY CORPORATION
a Nevada corporation

____

Name: Benton H Wilcoxon

Title: CEO

CTC CABLE CORPORATION
a Nevada corporation

____

Name: Benton H Wilcoxon

Title: CEO

STRIBOG INC.
a Nevada corporation

____

Name: Benton H Wilcoxon

Title: CEO

CTC RENEWABLES CORPORATION
a Nevada corporation

____

Name: Benton H Wilcoxon.

Title: CEO

PURCHASER

CTC ACQUISITION CORP.
a Delaware corporation

____

Name: Alexander Okun
Title: President

EXHIBITS

Exhibit A	Assignment and Assumption Agreement
Exhibit B	Assignment of Intellectual Property
Exhibit C	Bill of Sale
Exhibit D	Confidentiality Agreement
Exhibit E	Sale Procedures
Exhibit F	Form of Sale Order

SCHEDULES

Schedule 2.1(c)	Accounts Receivable of Seller
Schedule 2.1(d)	Equipment
Schedule 2.1(e)	Software
Schedule 2.1(j)	Inventory of Seller
Schedule 2.7	Leases and Contracts
Schedule 4.3	Consents
Schedule 4.4	Intellectual Property
Schedule 8.4(b)	Allocation Schedule

EXHIBIT A

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement ("**Agreement**") is entered into and made effective as of August 4, 2011 ("**Effective Date**"), by and between Composite Technology Corporation, a Nevada corporation ("**CTC**"), CTC Cable Corporation, a Nevada corporation ("**Cable**"), Stribog Inc., a Nevada corporation ("**Stribog**"), CTC Renewables Corporation, a Nevada corporation ("**Renewables**" and together with CTC, Cable and Stribog, "**Seller**"), and CTC Acquisition Corp., a Delaware corporation ("**Purchaser**").

RECITALS

This Agreement is made with reference to the following facts and objectives:

1. Purchaser and Seller entered into that certain Asset Purchase Agreement dated as of August 4, 2011 ("**Purchase Agreement**"), pursuant to which Seller agreed to sell to Purchaser, and Purchaser agreed to purchase from Seller substantially all assets of the Seller as set forth in Article II thereof.

2. Purchaser has agreed to acquire Seller's rights, title and interests in certain contracts, leases and other obligations as described in Schedule 2.7 pursuant to the Purchase Agreement ("**Assumed Contracts**").

3. Purchaser has agreed to assume and agree to pay, perform and discharge when due, the liabilities set forth in Section 2.5 of the Purchase Agreement ("**Assumed Liabilities**").

AGREEMENT

In consideration of the foregoing recitals which are incorporated herein and are made a part of this Agreement, and in consideration of the mutual agreements, provisions and covenants herein contained, the parties hereby agree as follows:

1. Effective Date of Assignment of Assumption. This Agreement shall take effect as of the Effective Date.

2. Assignment. Seller hereby assigns and transfers to Purchaser all of its right, title and interest in and to the Assumed Contracts.

3. Assumption. Purchaser hereby assumes and agrees to pay, perform and discharge when due all Assumed Liabilities.

Nothing contained herein is intended to or shall be construed to modify, alter, amend, expand, interpret, supersede or otherwise change any of the terms, conditions, covenants, warranties, representations or any other provisions of the Purchase Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed on the date first written above.

SELLER

COMPOSITE TECHNOLOGY CORPORATION
a Nevada corporation

____

Name: ______________________________

Title: ______________________________

CTC CABLE CORPORATION
a Nevada corporation

____

Name: ______________________________

Title: ______________________________

STRIBOG INC.
a Nevada corporation

____

Name: ______________________________

Title: ______________________________

CTC RENEWABLES CORPORATION
a Nevada corporation

____

Name: ______________________________

Title: ______________________________

PURCHASER

CTC ACQUISITION CORP.
a Delaware corporation

____

Name: Alexander Okun
Title: President

ASSUMPTION AND SECURITY AGREEMENT
Exhibit A.1

LENDER: PARTNERS FOR GROWTH II, L.P.
a Delaware limited partnership
180 Pacific Avenue
San Francisco, CA 94111

BORROWER: CTC ACQUISITION CORP.
a Delaware corporation
1 Palace Gardens Terrace
London W8 4SA
c/o White & Lee LLP
541 Jefferson Ave., Suite 100
Redwood City, CA 94063
Attn: Inna J. Efimchik, Esq.

DATE: August ___, 2011

THIS ASSUMPTION AND SECURITY AGREEMENT ("**Agreement**") is entered into on the above date (the "**Effective Date**") between PARTNERS FOR GROWTH II, L.P., a Delaware limited partnership ("**PFG**") and CTC ACQUISITION CORP., a Delaware corporation (the "**Borrower**"), whose chief executive office is located at the above address ("**Borrower's Address**"). (Definitions of certain terms used in this Agreement are set forth in Section 7 below.)

This Agreement is entered into with reference to the following facts:

A. PFG previously entered into a Loan and Security Agreement dated April 12, 2010 (the "**Prior Loan Agreement**") with Composite Technology Corporation, CTC Cable Corporation, and CTC Renewables Corporation (jointly and severally, the "**Prior Borrowers**");

B. All indebtedness, liabilities and obligations of Prior Borrowers to PFG were guaranteed by Stribog, Inc. (formerly DeWind, Inc.) ("**Stribog**"), and Stribog also granted PFG a security interest in all of its assets to secure said guaranty, pursuant to a Cross-Corporate Continuing Guaranty and Security Agreement dated April 12, 2010;

C. Prior Borrowers and Stribog (jointly and severally "**Debtor**") are the debtors in bankruptcy proceedings being jointly administered under Case No. 8:11-bk-15058 SC (collectively, the "**Proceeding**") under Chapter 11 of the U.S. Bankruptcy Code (the "**Bankruptcy Code**") before the United States Bankruptcy Court for the Central District of California (the "**Bankruptcy Court**");

D. Borrower is concurrently purchasing substantially all of the assets of the Debtor, with the exception of a certain escrow account and rights under a corresponding escrow agreement among DeWind Co., Stribog, Inc., and U.S. Bank N.A. (the "**Escrow and Escrow Rights**"), in a sale under Section 363 of the Bankruptcy Code (the "**Purchase**") pursuant to certain findings of fact and conclusions of law and that certain order approving the

Purchase (Dkt. Nos. [____] and [___]) (together, the "**Sale Order**") entered by the Bankruptcy Court, and, as part of the Purchase, Borrower has agreed to assume $10,500,000.00 of the indebtedness owed by the Debtor to PFG under the Prior Loan Agreement, solely on the terms and conditions set forth herein, and without regard to any obligations, representations, or covenants contained in the Prior Loan Agreement.

Therefore, and subject to the terms of the Sale Order, the parties agree as follows:

1. ASSUMPTION.

1.1 Assumption. Borrower hereby assumes $10,500,000 of the existing indebtedness of Debtor under the Prior Loan Agreement (the "**Indebtedness**"), and the parties agree that the Indebtedness shall be paid by Borrower as follows:

(a) $4,000,000 to PFG concurrently herewith;

(b) $6,500,000 to PFG, or to the extent required by the terms of the Sale Order, to the Debtors' estates, on the second anniversary of the Effective Date (the "**Maturity Date**").

1.2 Capital. The Borrower agrees to obtain capitalization of Borrower in a total cash amount of $10,000,000 (the "**Capital**"), in one or more installments, on or before the second anniversary of the Effective Date, which may consist of the purchase price of (i) equity securities of Borrower, and (ii) debt securities of Borrower, which debt securities shall be payable on terms reasonably satisfactory to PFG. The persons signing this Agreement below as "Investors" (the "**Investors**") agree with PFG that they will provide the Capital to Borrower, as set forth above, provided that the Borrower may also obtain Capital, or any portion thereof, from third-party lenders.

1.3 Transfer Subject to PFG Security Interest. Borrower acknowledges that the assets of the Debtor being purchased by Borrower in the Purchase are and will continue to be subject to the first-priority, perfected security interest of PFG (subject to Section 2.2 below relating to subordination by PFG).

1.4 Claims and Rights Against Debtor Retained. Nothing here limits the claims of PFG against the Debtor, including without limitation the claims of PFG against the Prior Borrowers for recovery of the Indebtedness and the other indebtedness, liabilities and obligations of the Prior Borrowers under the Prior Loan Agreement, and including without limitation PFG's security interest and other claims and rights in and to the Escrow and the Escrow Rights, including without limitation all sums held in the Escrow, all monies and other property which may at any time be distributed from the Escrow to or for the benefit of Debtor or any other party, and all present and future rights, remedies and interests of Debtor in the Escrow or under the documents and agreements relating to the Escrow.

1.5 Interest. The Indebtedness and all other monetary Obligations (as defined in Section 7) shall bear simple interest at the rate of 8% per annum, commencing on the Effective Date. Accrued interest shall be due and payable from Borrower to PFG quarterly, on the first day of November, February, May and August in each year, and on the Maturity Date.

1.6 Late Fee. If any payment of accrued interest or principal is not made within two Business Days after the date due, Borrower shall pay PFG a late payment fee equal to 5% of the amount of such late payment. The provisions of this paragraph shall not be construed as PFG's consent to Borrower's failure to pay any amounts when due, and PFG's acceptance of any such late payments shall not restrict PFG's exercise of any remedies arising out of any such failure.

1.7 ***Additional Recovery.*** If and to the extent that PFG obtains any recovery from the Debtors' estates or otherwise (such recovery, an "Additional PFG Recovery" or "Additional PFG Recoveries"), the Debtors' estates shall be automatically subrogated to: (i) all of PFG's rights and remedies under this Agreement in the amount of such Additional PFG Recoveries and (ii) all PFG's obligations under Paragraphs 2.2 and 8.1 of this Agreement, as then applicable, pursuant to the terms of the Sale Order; and Borrower shall be obligated to the Debtors' estates under the terms of this Agreement as set forth in such Sale Order; provided, however, that, subject to the terms of the Sale Order, until such time as PFG shall have obtained any Additional PFG Recoveries giving rise to the subrogation set forth above: (a) PFG shall have the sole right to enforce its rights and remedies under this Agreement and to take such other actions as may be required or permitted hereby (including but not limited to its obligations under Section 2.2 of this Agreement and its rights under Section 6.2 of this Agreement); and (b) Borrower may rely upon PFG's sole authority.

2. SECURITY INTEREST.

2.1 Grant of Security Interest. To secure the payment and performance of all of the Obligations when due, Borrower hereby grants to PFG a continuing security interest in, and pledges to PFG, all of the following (collectively, the "**Collateral**"): all right, title and interest of Borrower in and to all of the following, whether now owned or hereafter arising or acquired and wherever located: all Accounts; all Inventory; all Equipment; all Deposit Accounts; all General Intangibles (including without limitation all Intellectual Property); all Investment Property; all Other Property (each as defined in Section 7); and any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, any and all of the above, and all Borrower's books relating to any and all of the above.

2.2 Subordination. PFG agrees to enter into a subordination agreement, on terms and conditions reasonably satisfactory to PFG, Borrower, Investors, and third-party lenders, as the case may be, subordinating PFG's security interest in the Collateral to a first-priority security interest in favor of (i) a third-party lender providing up to $10,000,000 in working capital financing to Borrower to secure such financing, and (ii) the Investors to secure indebtedness included in the Capital.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER.

In order to induce PFG to enter into this Agreement, Borrower represents and warrants to PFG as follows, and Borrower covenants that the following representations will continue to be true, and that Borrower will at all times comply with all of the following covenants, throughout the term of this Agreement and thereafter until all Obligations have been paid and performed in full:

3.1 Corporate Existence and Authority. Borrower is and will continue to be, duly organized, validly existing and in good standing under the laws of the State of Delaware. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would result in a Material Adverse Change. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized, (ii) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), and (iii) do not violate Borrower's Certificate of Incorporation or Borrower's bylaws, or any law or any material agreement or instrument of Borrower or

relating to its property, and (iv) do not constitute grounds for acceleration of any material indebtedness or obligation under any agreement or instrument of Borrower or relating to its property.

3.2 Name; Trade Names and Styles. As of the date hereof, the name of Borrower set forth in the heading to this Agreement is its correct name, as set forth in its Certificate of Incorporation. Borrower is not using and has never used any prior or other trade names. Borrower intends to change its name to CTC Cable Corp. ("**Approved Name**") within a reasonable time following the Effective Date. Borrower shall give PFG 15 days' prior written notice before changing its name or doing business under any name other than its current name or the Approved Name. Borrower has complied, and will in the future comply, in all material respects, with all laws relating to the conduct of business under a fictitious business name, if applicable to Borrower.

3.3 Place of Business; Location of Collateral. Upon the closing of the Purchase, the Borrower intends to locate all Collateral only at such locations where the Prior Borrowers' assets are located, subject to disposition of the Collateral in the ordinary course of business. Notwithstanding the foregoing, Borrower will give PFG at least 15 days' prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral to a location other than Prior Borrower's address and locations.

3.4 Title to Collateral; Leases.

(a) Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased to Borrower. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. PFG now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens and the subordination agreements referred to in Section 2.2 above, and Borrower will at all times defend PFG and the Collateral against all claims of others.

(b) Borrower will keep in full force and effect, and will comply with all material terms of, any lease of real property where any of the Collateral now or in the future may be located.

3.5 Maintenance of Collateral. Borrower will maintain the Collateral in good working condition (ordinary wear and tear excepted), and Borrower will not use the Collateral for any unlawful purpose. Borrower will promptly advise PFG in writing of any material loss or damage to the Collateral.

3.6 Books and Records. Borrower will maintain at Borrower's address complete and accurate books and records, comprising an accounting system in accordance with GAAP.

3.7 Financial Condition, Statements and Reports. All financial statements now or in the future delivered to PFG have been, and will be, prepared in conformity with GAAP and now and in the future will fairly present the results of operations and financial condition of Borrower in all material respects, in accordance with GAAP, at the times and for the periods therein stated.

3.8 Tax Returns and Payments; Pension Contributions. Borrower will timely file, all required tax returns and reports, and Borrower will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower may, however, defer payment of any of the foregoing which are contested by Borrower in good faith, provided that Borrower (i) contests the same by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies PFG in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the same from becoming a lien upon any of the Collateral.

3.9 Compliance with Law. Borrower has, to the best of its knowledge, complied, and will comply, in all material respects, with all provisions of all foreign, federal, state and local laws and regulations applicable to Borrower, including, but not limited to, those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and all environmental matters.

3.10 Litigation. There is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrower's knowledge) threatened against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which could reasonably be expected to result, either separately or in the aggregate, in any Material Adverse Change. Borrower will promptly inform PFG in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted against Borrower involving any single claim of $100,000 or more, or involving $250,000 or more in the aggregate.

3.11 No Default. At the date hereof, no Default or Event of Default has occurred.

3.12 Protection and Registration of Intellectual Property Rights. If, before the Obligations have been paid and/or performed in full, Borrower shall (i) adopt, use, acquire or apply for registration of any trademark, service mark or trade name, (ii) apply for registration of any patent or obtain any patent or patent application; (iii) create or acquire any published or material unpublished works of authorship material to the business that is or is to be registered with the U.S. Copyright Office or any non-U.S. equivalent; then the provisions of Section 2.1 shall automatically apply thereto, and Borrower shall use all commercially reasonable efforts to give PFG advance written notice thereof and in any event shall thereafter give PFG prompt written notice thereof (which for purposes hereof shall be deemed to be not more than five (5) Business Days). Borrower shall further provide PFG with all information and details relating to the foregoing and take such further actions as PFG may reasonably request from time to time to enable PFG to perfect or continue the perfection of PFG's interest in such Collateral.

4. ADDITIONAL DUTIES OF BORROWER.

Borrower will at all times comply with all of the following covenants throughout the term of this Agreement:

4.1 Remittance of Proceeds. All proceeds arising from the disposition of any Collateral shall be delivered, in kind, by Borrower to PFG in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations in such order as PFG shall determine; provided that, if no Default or Event of Default has occurred and is continuing, Borrower shall not be obligated to remit to PFG (i) the proceeds of Accounts and sale of Inventory arising in the ordinary course of business, or (ii) the proceeds of the sale of worn out or obsolete Equipment disposed of by Borrower in good faith in an arm's length transaction for an aggregate purchase price of $500,000 or less (for all such transactions in any fiscal year), or (iii) the proceeds of the sale of any Collateral sold and reinvested into the Borrower's business operations with PFG's consent, provided that such consent shall not be unreasonably withheld. Borrower agrees that it will not commingle proceeds of Collateral (other than those described in subclauses (i), (ii) and (iii) above) with any of Borrower's other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for PFG, except as set forth above. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

4.2 Insurance. Borrower shall at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to PFG, in such form and amounts as are customary and in accordance with standard practices for Borrower's industry

and locations, and Borrower shall provide evidence of such insurance to PFG. All such insurance policies shall name PFG as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to PFG. Upon receipt of the proceeds of any such insurance, PFG shall apply such proceeds in reduction of the Obligations as PFG shall determine in its good faith business judgment, except that, provided no Default or Event of Default has occurred and is continuing, PFG shall release to Borrower insurance proceeds with respect to Equipment totaling less than $100,000, which shall be utilized by Borrower for the replacement of the Equipment with respect to which the insurance proceeds were paid. PFG may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower fails to provide or pay for any insurance, PFG may, but is not obligated to, obtain the same at Borrower's expense. Borrower shall promptly deliver to PFG copies of all material reports made to insurance companies.

4.3 ***Reports.*** Borrower, at its expense, shall provide PFG with the following reports, and such other written reports with respect to Borrower (including budgets, projections, operating plans and other financial documentation), as PFG may reasonably specify from time to time in its good faith business judgment: (i) monthly unaudited financial statements, as soon as available, and in any event within twenty (30) days after the end of each month for the first full nine months after the Effective Date, and thereafter quarterly unaudited financial statements, as soon as available, and in any event within twenty (30) days after the end of each quarter; and; (ii) annual audited financial statements of Borrower as soon as available, and in any event within 120 days following the end of Borrower's fiscal year, certified by, independent certified public accountants acceptable to PFG.

4.4 ***Access to Collateral, Books and Records.*** At reasonable times, and on two (2) Business Days' notice, PFG, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records. The foregoing inspections and audits shall be at Borrower's expense and the charge therefor shall be $750 per person per day (or such higher amount as shall represent PFG's then current standard charge for the same) (such person, a "**PFG Representative**"), plus reasonable out-of-pocket expenses; provided, however, if Borrower is in compliance with the terms and conditions of this Agreement and no prior audit or inspection has revealed or disclosed material discrepancies, inconsistencies or deficiencies in Borrower's reports, books or records (as determined by PFG in its good faith business judgment), PFG shall conduct only one such inspection and audit per year at Borrower's expense, and such inspection shall last no longer than three (3) Business Days nor involve more than one (1) PFG Representative. Notwithstanding the foregoing, if no Default or Event of Default has occurred and is continuing, Borrower shall not be required to disclose to PFG any document or information (i) where disclosure is prohibited by applicable law or any agreement binding on Borrower, or (ii) is subject to attorney-client or similar privilege or constitutes attorney work product. If Borrower is withholding any information under the preceding sentence, it shall so advise PFG in writing, giving PFG a general description of the nature of the information withheld.

4.5 ***Negative Covenants.*** Borrower shall not, without PFG's prior written consent (which shall be a matter of its good faith business judgment and shall be conditioned on Borrower then being in compliance with the terms of this Agreement), do any of the following:

(a) sell or transfer any Collateral (including without limitation the sale or transfer of Collateral which is then leased back by Borrower), except in the ordinary course of business;

(b) sell or transfer any Collateral to any Affiliate of Borrower;

(c) make any loans of any money or other assets, other than in the ordinary course of business;

(d) pay or declare any dividends on Borrower's stock (except for dividends payable solely in stock of Borrower);

(e) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock, except in connection with repurchase by Borrower of stock of any terminated employees in ordinary course under a Borrower's employee stock plan then in effect;

(f) engage, directly or indirectly, in any business other than the businesses acquired in the Purchase or reasonably related thereto; or

(g) liquidate or dissolve or elect to liquidate or dissolve.

4.6 Litigation Cooperation. Should any third-party suit or proceeding be instituted by or against PFG with respect to any Collateral or relating to Borrower, Borrower shall, without expense to PFG, make available Borrower and its officers, employees and agents and Borrower's books and records, to the extent that PFG may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

4.7 Further Assurances. Borrower agrees, at its expense, on request by PFG, to execute all documents and take all actions, as PFG, may, in its good faith business judgment, deem necessary or useful in order to perfect and maintain PFG's perfected first-priority security interest in the Collateral (subject to Permitted Liens), and in order to fully consummate the transactions contemplated by this Agreement.

5. TERM.

5.1 Maturity Date. This Agreement shall continue in effect until the Maturity Date, subject to Sections 5.2, 5.3 and 5.4, below.

5.2 Early Termination. This Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrower, effective three Business Days after written notice of termination is given to PFG; or (ii) by PFG at any time after the occurrence and during the continuance of an Event of Default, upon written notice, effective immediately.

5.3 Payment of Obligations. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Notwithstanding any termination of this Agreement, all of PFG's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full. No termination shall in any way affect or impair any right or remedy of PFG, nor shall any such termination relieve Borrower of any Obligation to PFG, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and termination of this Agreement, PFG shall promptly terminate its financing statements with respect to the Borrower and deliver to Borrower such other documents as may be required to fully terminate PFG's security interests.

5.4 Survival of Certain Obligations. Without limiting the survival of obligations addressed otherwise in this Agreement and notwithstanding any other provision of this Agreement, the obligations of Borrower under Sections 4.6, 8.7, 8.8 and 8.14 shall survive the termination of this Agreement.

6. *EVENTS OF DEFAULT AND REMEDIES.*

6.1 Events of Default. The occurrence of any of the following events shall constitute an "**Event of Default**" under this Agreement, and Borrower shall give PFG immediate written notice thereof:

(a) Any warranty, representation, covenant, statement, report or certificate made or delivered to PFG by Borrower or any of Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading in a material respect when made or deemed to be made; or

(b) Borrower shall fail to pay any Indebtedness or any interest thereon or any other monetary Obligation within three (3) Business Days after the date due; or

(c) Borrower shall breach any of the provisions of Section 4.5 hereof, or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured; or

(d) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within five (5) Business Days after the date due; or

(e) any levy, assessment, attachment or seizure is made on all or any part of the Collateral which is not cured within three (3) Business Days after the occurrence of the same, or any lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within (ten) 10 Business Days after the occurrence of the same; or

(f) any default or event of default occurs under any obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien; or

(g) dissolution, termination of existence, insolvency or business failure of Borrower; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, or Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or

(h) the commencement of any proceeding against Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 60 days after the date commenced; or

(i) a default or breach shall occur under any other Loan Document, which default or breach shall be continuing after the later of any applicable expressly specified cure period or five (5) Business Days; or

(j) a Material Adverse Change shall occur.

6.2 Remedies. Upon the occurrence and during the continuance of any Event of Default, and at any time thereafter, PFG, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following:

(a) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation;

(b) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes PFG without judicial process to enter onto any of Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as PFG deems it necessary, in its good faith business judgment, in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should PFG seek to take possession of any of the Collateral by court process, Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that PFG retain possession of, and not dispose of, any such Collateral until after trial or final judgment;

(c) Require Borrower to assemble any or all of the Collateral and make it available to PFG at places designated by PFG which are reasonably convenient to PFG and Borrower, and to remove the Collateral to such locations as PFG may deem advisable;

(d) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, PFG shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, and other Equipment and all other property without charge;

(e) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time PFG obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. PFG shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as PFG deems reasonable, or on PFG's premises, or elsewhere and the Collateral need not be located at the place of disposition. PFG may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale;

(f) Demand payment of, and collect any Accounts and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes PFG to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in PFG's good faith business judgment, to grant extensions of time to pay, compromise claims and settle Accounts and the like for less than face value;

(g) Exercise any and all rights under any present or future control agreements relating to Deposit Accounts or Investment Property; and

(h) Demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto.

All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by PFG with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Without limiting any of PFG's rights and remedies, from and after the occurrence and during the continuance of any Event of Default, the interest rate applicable to the Obligations shall be the Default Rate.

6.3 ***Application of Proceeds.*** All proceeds realized as the result of any sale of the Collateral shall be applied by PFG first to the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by PFG in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as PFG shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to PFG for any deficiency. If, PFG, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, PFG shall have the option, exercisable at any time, in its good faith business judgment, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by PFG of the cash therefor.

6.4 ***Power of Attorney.*** Upon the occurrence and during the continuance of any Event of Default, without limiting PFG's other rights and remedies, Borrower grants to PFG an irrevocable power of attorney coupled with an interest, authorizing and permitting PFG (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise, but PFG agrees that if it exercises any right hereunder, it will do so in good faith and in a commercially reasonable manner:

(a) Execute on behalf of Borrower any documents that PFG may, in its good faith business judgment, deem advisable in order to perfect and maintain PFG's security interest in the Collateral, or in order to exercise a right of Borrower or PFG, or in order to fully consummate all the transactions contemplated under this Agreement, and all other Loan Documents;

(b) Execute on behalf of Borrower, any invoices relating to any Account, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien;

(c) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into PFG's possession;

(d) Endorse all checks and other forms of remittances received by PFG;

(e) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same;

(f) Grant extensions of time to pay, compromise claims and settle Accounts and General Intangibles for less than face value and execute all releases and other documents in connection therewith;

(g) Pay any sums required on account of Borrower's taxes or to secure the release of any liens therefor, or both;

(h) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor;

(i) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give PFG the same rights of access and other rights with respect thereto as PFG has under this Agreement;

(j) Execute on behalf of Borrower and file in Borrower's name such documents and instruments as may be necessary or appropriate to effect the transfer of Domain Rights, domain names, domain registry administrative contacts and domain and website hosting services into the name of PFG or its designees, and

(k) Take any action or pay any sum required of Borrower pursuant to this Agreement and any other Loan Documents.

Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by PFG with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall PFG's rights under the foregoing power of attorney or any of PFG's other rights under this Agreement be deemed to indicate that PFG is in control of the business, management or properties of Borrower.

6.5 Remedies Cumulative. In addition to the rights and remedies set forth in this Agreement, PFG shall have all the other rights and remedies accorded a secured party under the Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between PFG and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by PFG of one or more of its rights or remedies shall not be deemed an election, nor bar PFG from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of PFG to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

7. TERMS. As used in this Agreement, the following terms have the following meanings:

7.1 Definitions.

"**Account Debtor**" means the obligor on an Account.

"**Accounts**" means all present and future "accounts" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all accounts receivable and other sums owing to Borrower.

"**Affiliate**" means, with respect to any Person, a relative, partner, shareholder, director, officer, or employee of such Person, or any parent or Subsidiary of such Person, or any Person directly or indirectly through any other Person controlling, controlled by or under common control with such Person.

"**Business Day**" means a day on which banks in California are generally open for business.

"**Code**" means the Uniform Commercial Code as adopted and in effect in the State of California from time to time.

"**Collateral**" has the meaning set forth in Section 2 above.

"**continuing**" and "**during the continuance of**" when used with reference to a Default or Event of Default means that the Default or Event of Default has occurred and has not been either waived in writing by PFG or cured within any applicable cure period.

"**Default**" means any event which with notice or passage of time or both, would constitute an Event of Default.

"**Default Rate**" means the interest rate in effect plus an additional five percent (5%) per annum.

"**Deposit Accounts**" means all present and future "deposit accounts" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all general and special bank accounts, demand accounts, checking accounts, savings accounts and certificates of deposit.

"**Equipment**" means all present and future "equipment" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

"**Event of Default**" means any of the events set forth in Section 6.1 of this Agreement.

"**GAAP**" means generally accepted accounting principles consistently applied.

"**General Intangibles**" means all present and future "general intangibles" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all Intellectual Property, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

"**good faith business judgment**" means honesty in fact and good faith (as defined in Section 1201 of the Code) in the exercise of PFG's business judgment.

"**including**" means including (but not limited to).

"**Intellectual Property**" means all present and future: (a) copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, (b) trade secret rights, including all rights to unpatented inventions and know-how, and confidential information; (c) mask work or similar rights available for the protection of semiconductor chips; (d) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (e) trademarks, servicemarks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by any such trademarks; (f) Domain Rights, (g) computer software and computer software products; (h) designs and design rights; (i) technology; (j) all claims for damages by way of past, present and future infringement of any of the rights included above; and (k) all licenses or other rights to use any property or rights of a type described above.

"**Inventory**" means all present and future "inventory" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

"**Investment Property**" means all present and future investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, and all options and warrants to purchase any of the foregoing, wherever located, and all other securities of every kind, whether certificated or uncertificated.

"**Knowledge**" or "**best of knowledge**" and words of similar import mean either (i) the actual knowledge of any of Borrower's officers, including Chief Executive Officer, President, Chief Information Officer, Chief Technology Officer (or equivalent), Chief Financial Officer (if any) and Controller, or Borrower's Vice Presidents or General Managers, or any persons succeeding or performing the responsibilities of such identified positions, or (ii) such knowledge as the persons in such identified positions would have assuming (A) Borrower policies in accordance with generally-accepted norms of corporate governance and (B) the actual exercise of reasonable diligence and prudence by such persons in accordance with such policies.

"**Loan Documents**" means, collectively, this Agreement, any subordination agreements entered into pursuant to Section 2.2, and all other present and future documents, instruments and agreements between PFG and Borrower, including, but not limited to those relating to this Agreement, and all amendments and modifications thereto and replacements therefor.

"**Material Adverse Change**" means any of the following: (i) a material adverse change in the business, operations, or financial or other condition of the Borrower, or (ii) a material impairment of the prospect of repayment of any portion of the Obligations; or (iii) a material impairment of the value or priority of PFG's security interests in the Collateral.

"**Obligations**" means the Indebtedness and all other present and future advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to PFG, including obligations and covenants intended to survive the termination of this Agreement, whether evidenced by this Agreement or any note or other instrument or document, or otherwise, including, without limitation, all interest, charges, expenses, fees, attorneys' fees, expert witness fees, audit fees, collateral monitoring fees, closing fees, facility fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other Loan Documents.

"**ordinary course of business**" means a transaction or other action that is usual and customary for a Person as demonstrated by such Person's past practice and that may be taken without approval of a Person's Board of Directors or stockholders.

"**Other Property**" means the following as defined in the Code in effect on the date hereof with such additions to such terms as may hereafter be made, and all rights relating thereto: all present and future "commercial tort claims", "documents", "instruments", "promissory notes", "chattel paper", "letters of credit", "letter-of-credit rights", "fixtures", "farm products" and "money"; and all other goods and personal property of every kind, tangible and intangible, whether or not governed by the Code.

"Payment" means all checks, wire transfers and other items of payment received by PFG for credit to Borrower's outstanding Obligations.

"Permitted Liens" means the following:

(i) purchase money security interests in specific items of Equipment;

(ii) leases of specific items of Equipment;

(iii) liens for taxes not yet payable;

(iv) first-priority security interests referred to in Section 2.2 above;

(v) additional security interests and liens which are subordinated to the security interest of PFG pursuant to a subordination agreement in form and substance reasonably acceptable to PFG.

(vi) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent;

(vii) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (i) or (ii) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

(viii) liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods;

(ix) statutory, common law or contractual liens of depository institutions or institutions holding securities accounts (including rights of set-off) securing only customary charges and fees in connection with such accounts.

"Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

"Subsidiary" means, with respect to any Person, any Person of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

7.2 Other Terms. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with GAAP, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

8. GENERAL PROVISIONS.

8.1 Confidentiality. PFG agrees to a reasonable degree of care but no less than the same degree of care that it exercises with respect to its own proprietary information, to maintain the confidentiality of any and all proprietary, trade secret or confidential information provided to or received by PFG from the Borrower, which indicates that it is confidential, including business plans and forecasts, non-public financial information, confidential or secret processes, formulae, devices and contractual information, customer lists, and employee relation matters, provided that PFG may disclose such information (i) to its officers, directors, employees, attorneys, accountants, affiliates, participants, prospective participants, assignees and prospective assignees, and such other Persons to whom PFG shall

at any time be required to make such disclosure in accordance with applicable law or legal process, and (ii) in its good faith business judgment in connection with the enforcement of its rights or remedies after an Event of Default, or in connection with any dispute with Borrower or any other Person relating to Borrower. The confidentiality agreement in this Section supersedes any prior confidentiality agreement of PFG relating to Borrower.

8.2 Interest Computation. In computing interest on the Obligations, all Payments received after 5:00 PM, Pacific Time, on any day shall be deemed received on the next Business Day.

8.3 Payments. All Payments may be applied, and in PFG's good faith business judgment reversed and re-applied, to the Obligations, in such order and manner as PFG shall determine in its good faith business judgment.

8.4 Notices. All notices to be given under this Agreement shall be in writing and shall be given either personally, or by reputable private delivery service, or by regular first-class mail, or certified mail return receipt requested, or by fax to the most recent fax number a party has for the other party (and if by fax, sent concurrently by one of the other methods provided herein), or by electronic mail to the most recent electronic mail address for Borrower provided for the chief financial officer or financial controller (and if by electronic mail, with an electronic delivery and/or read receipt), addressed to PFG or Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one Business Day following delivery to the private delivery service, or two Business Days following the deposit thereof in the United States mail, with postage prepaid, or on the first Business Day of receipt during business hours in the case of notices sent by fax or electronic mail, as provided herein.

8.5 Severability. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

8.6 Integration. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and PFG and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. <u>There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.</u>

8.7 Waivers; Indemnity. The failure of PFG at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other Loan Document shall not waive or diminish any right of PFG later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other Loan Document shall be deemed to have been waived by any act or knowledge of PFG or its agents or employees, but only by a specific written waiver signed by an authorized officer of PFG and delivered to Borrower. Borrower waives the benefit of all statutes of limitations relating to any of the Obligations or this Agreement or any other Loan Document, and Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by PFG on which Borrower is or may in any way be liable, and notice of any action taken by PFG, unless expressly required by this Agreement. Borrower hereby agrees to indemnify PFG and its affiliates,

subsidiaries, parent, directors, officers, employees, agents, and attorneys, and to hold them harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including reasonable attorneys' fees), of every kind, which they may sustain or incur based upon or arising out of any Event of Default. Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.

8.8 No Liability for Ordinary Negligence. Neither PFG, nor any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing PFG shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of PFG, or any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing PFG, but nothing herein shall relieve PFG from liability for its own gross negligence or willful misconduct.

8.9 Amendment. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of PFG.

8.10 Time of Essence. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

8.11 Attorneys' Fees and Costs. Borrower shall reimburse PFG for all reasonable attorneys' fees and costs incurred in enforcing this Agreement or the other Loan Documents (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs PFG incurs in order to do the following: prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; after an Event of Default, examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; and protect, obtain possession of, lease, dispose of, or otherwise enforce PFG's security interest in, the Collateral. If either PFG or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys' fees and costs to which PFG may be entitled pursuant to this Paragraph shall immediately become part of Borrower's Obligations, shall be due on demand, and shall bear interest at a rate equal to the interest rate applicable to the Indebtedness.

8.12 Benefit of Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and PFG; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of PFG, and any prohibited assignment shall be void. No consent by PFG to any assignment shall release Borrower from its liability for the Obligations.

8.13 Joint and Several Liability. If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

8.14 Limitation of Actions. Any claim or cause of action by Borrower, on the one hand, or PFG, on the other hand (each a "party") against another party, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Loan Agreement, or any other Loan Document, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, incurred, done, omitted or suffered to be done by the other

party, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by a party by the commencement of an action or proceeding in a court of competent jurisdiction by (a) the filing of a complaint within one year after the earlier to occur of (i) the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, or (ii) the date this Agreement is terminated, and (b) the service of a summons and complaint on an officer of such other party, or on any other person authorized to accept service on behalf of such other party, within thirty (30) days thereafter. Each party agrees that such one-year period is a reasonable and sufficient time to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of PFG and Borrower. This provision shall survive any termination of this Loan Agreement or any other Loan Document.

8.15 Paragraph Headings; Construction. Paragraph headings are only used in this Agreement for convenience. Borrower and PFG acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against PFG or Borrower under any rule of construction or otherwise.

8.16 Governing Law; Jurisdiction; Venue. This Agreement and all acts and transactions hereunder and all rights and obligations of PFG and Borrower shall be governed by the laws of the State of California. As a material part of the consideration to PFG to enter into this Agreement, Borrower (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at PFG's option, be litigated in courts located within California, and that the exclusive venue therefor shall be San Francisco County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

8.17 Mutual Waiver of Jury Trial. **BORROWER AND PFG EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN PFG AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF PFG OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH PFG OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES' AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY**, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the San Francisco County, California Superior Court) appointed in accordance with Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in San Francisco County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing

receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the San Francisco County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

[Signature Page Follows]

Borrower:	**PFG:**
CTC ACQUISITION CORP.	**PARTNERS FOR GROWTH II, L.P.**
By________________________	**By**________________________
Title______________________	**Name:** ______________________
	Title: Manager, Partners for Growth II, LLC **Its General Partner**

Investors:

BATIOS HOLDINGS LTD.	**JADANGA INVESTMENTS LTD.**
By________________________	By________________________
Name______________________	Name______________________
Title______________________	Title______________________

251653.5

EXHIBIT B

ASSIGNMENT OF INTELLECTUAL PROPERTY

This Assignment of Intellectual Property ("**Assignment**") is entered into and made effective as of August 4, 2011 ("**Effective Date**"), by and between Composite Technology Corporation, a Nevada corporation ("**CTC**"), CTC Cable Corporation, a Nevada corporation ("**Cable**"), Stribog Inc., a Nevada corporation ("**Stribog**"), CTC Renewables Corporation, a Nevada corporation ("**Renewables**" and together with CTC, Cable and Stribog, "**Assignor**"), and CTC Acquisition Corp., a Delaware corporation ("**Assignee**").

RECITALS

This Agreement is made with reference to the following facts and objectives:

1. Assignor and Assignee entered into that certain Asset Purchase Agreement dated as of August 4, 2011 ("**Asset Purchase Agreement**"), pursuant to which Assignor agreed to sell to Assignee, and Assignee agreed to purchase from Assignor substantially all assets of the Seller as set forth in the Asset Purchase Agreement. The Asset Purchase Agreement includes the sale of certain Marks, Patents, Copyrights, Trade Secrets, Know-How, and IP Licenses as defined in the Asset Purchase Agreement (collectively, "Intellectual Property").

2. The Assignor is the owner of all of the Intellectual Property.

3. Assignor desires to assign and Assignee desires to assume all of Assignor's right, title and interest in and to the Intellectual Property.

AGREEMENT

In consideration of the foregoing recitals which are incorporated herein and are made a part of this Assignment, and in consideration of the mutual agreements, provisions and covenants herein contained, the parties hereby agree as follows:

1. Assignor hereby sells, assigns, conveys and transfers to Assignee all right, title and interest in, to and under the Intellectual Property together with (a) all associated common law rights, (b) the goodwill of the business symbolized thereby, and (c) all rights and privileges granted and secured thereby, including, without limitation, any resulting trademark registration or patents, the right to sue and recover for any future infringement of the Intellectual Property, as well as the right to seek any and all remedies available at law or in equity, (d) the right to create derivative works of the Intellectual Property and to retain full ownership of such derivatives, and (e) the right to file and prosecute applications for registration now pending or hereinafter initiated, to protect any rights in the Intellectual Property.

2. All said right, title and interest shall be held and enjoyed by Assignee, for its own use and benefit and for the use and benefit of its successors, assigns and other legal representatives, as fully and entirely as the same would have been held and enjoyed by Assignor if this assignment of Intellectual Property had not been made.

3. Upon Assignee's request, Assignor will promptly take all reasonable actions, including, without limitation, the prompt execution and delivery of documents in recordable form, as may be necessary to vest, secure, perfect, maintain, protect, or enforce the rights and interests of Assignee in and to the Intellectual Property.

Nothing contained herein is intended to or shall be construed to modify, alter, amend, expand, interpret, supersede or otherwise change any of the terms, conditions, covenants, warranties, representations or any other provisions of the Purchase Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment of Intellectual Property to be executed on the date first written above.

SELLER

COMPOSITE TECHNOLOGY CORPORATION
a Nevada corporation

____

Name: ________________________

Title: ________________________

CTC CABLE CORPORATION
a Nevada corporation

____

Name: ________________________

Title: ________________________

STRIBOG INC.
a Nevada corporation

____

Name: ________________________

Title: ________________________

CTC RENEWABLES CORPORATION
a Nevada corporation

____

Name: ________________________

Title: ________________________

PURCHASER

CTC ACQUISITION CORP.
a Delaware corporation

____

Name: Alexander Okun
Title: President

EXHIBIT C

BILL OF SALE

Composite Technology Corporation, a Nevada corporation ("**CTC**"), CTC Cable Corporation, a Nevada corporation ("**Cable**"), Stribog Inc., a Nevada corporation ("**Stribog**"), CTC Renewables Corporation, a Nevada corporation ("**Renewables**" and together with CTC, Cable and Stribog, the "**Seller**"), in consideration of the purchase price paid by CTC Acquisition Corp., a Delaware corporation ("**Purchaser**"), as set forth in and pursuant to that certain Asset Purchase Agreement dated as of August 4, 2011 ("**Agreement**"), the terms of which are incorporated herein by reference, the receipt and sufficiency of such consideration being hereby acknowledged, has sold and assigned, and by this Bill of Sale does hereby grant and assign to Purchaser, its representatives, successors and assigns, all of the Assets (as defined in the Agreement), AS IS AND WHERE IS, and WITH ALL FAULTS, subject to the terms and conditions of the Agreement.

Date: ______________________, 2011

SELLER

COMPOSITE TECHNOLOGY CORPORATION
a Nevada corporation

____

Name: ________________________

Title: ________________________

CTC CABLE CORPORATION
a Nevada corporation

____

Name: ________________________

Title: ________________________

STRIBOG INC.
a Nevada corporation

____

Name: ________________________

Title: ________________________

CTC RENEWABLES CORPORATION
a Nevada corporation

____

Name: ________________________

Title: ________________________

EXHIBIT E

SALE PROCEDURES

1. Assets to Be Sold. The Assets[1] generally constitute all of the Debtors' operating assets, including patents. The Debtors are offering to sell the Assets, together or piecemeal, to one or more bidders. The Debtors shall consider bids for either all or part of the Assets.

2. Participation Requirements: In order to participate in the bidding process or otherwise be considered for any purpose hereunder, a person interested in some or all of the Assets (a "Potential Bidder") must first deliver the following materials to the Debtors and their counsel and professionals, to be shared with counsel for each of the Committee of Unsecured Creditors for the Estate of CTC Cable Corporation ("Committee") and PFG, both of whom shall keep such information confidential on a "professional-eyes only" basis:

a. an executed confidentiality agreement in form and substance satisfactory to the Debtors and their counsel; and

b. the most current audited and latest unaudited financial statements (collectively, the "Financials") of the Potential Bidder, or, if the Potential Bidder is an entity formed for the purpose of a sale transaction, (a) Financials of the equity holder(s) of the Potential Bidder or such other form of financial disclosure as is acceptable to the Debtors that demonstrates the Potential Bidder's financial ability to consummate a competing sale transaction and (b) a written commitment acceptable to the Debtors of the equity holder(s) of the Potential Bidder to be responsible for the Potential Bidder's obligations in connection with a sale transaction (including being bound by the terms and conditions of the Sale Procedures); provided that if a Potential Bidder is unable to provide Financials, the Debtors may accept such other information sufficient to demonstrate to the Debtors' reasonable satisfaction that such Potential Bidder has the financial wherewithal to consummate a sale transaction. A person meeting the requirements set forth in this paragraph shall be considered a "Qualified Bidder."

3. Qualified Bid. The Debtors, after consultation with the Committee and PFG, shall determine whether a bid qualifies as a "Qualified Bid." To constitute a Qualified Bid, a bid must be a written irrevocable offer from a Qualified Bidder and:

a. include a cover letter identifying whether the Qualified Bidder is interested in purchasing some or all of the Assets. If the Qualified Bidder is submitting a bid only with respect to certain assets, such cover letter must identify which assets the Qualified Bidder is seeking to purchase and whether such bid is contingent on purchasing all of the identified assets;

b. state that the Qualified Bidder offers to consummate the sale pursuant to an asset purchase agreement in substantially similar form to the asset purchase agreement attached as Exhibit "1" ("Agreement") to the Declaration of Benton Wilcoxon filed in support of the Motion. If any bid is conditioned on the assumption and assignment of executory contracts and/or unexpired leases, then such potential bidder shall be required

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[1] Capitalized terms not defined in this order shall have the meaning as set forth in the Sale Procedures Motion.

to provide evidence of its ability to provide adequate assurance of future performance of such contracts or leases along with the bid;

c. shall provide for a closing of the sale transaction by no later than August 15, 2011, or such other date that is determined by the Debtors;

d. contain a list of the Debtors' executory contracts and unexpired leases with respect to which the bidder seeks assignment from the Debtors;

e. be accompanied with admissible evidence in the form of affidavits or declarations establishing the Qualified Bidder's good faith, within the meaning of Section 363(m) of the Bankruptcy Code;

f. confirm that the offer shall remain open and irrevocable as provided below;

g. enclose a clean signed copy of an asset purchase agreement and a copy redlined from the Agreement;

h. be accompanied with a certified or bank check or wire transfer in an amount equal to ten percent (10%) of the proposed purchase price set forth in the bid as a minimum good faith deposit (the "Minimum Deposit"), which Minimum Deposit shall be used to fund a portion of the purchase price provided for in the bid;

i. be "as is, where is," and not be conditioned on obtaining financing or the outcome of any due diligence by the Qualified Bidder;

j. not request or entitle the Qualified Bidder to any break-up fee, expense reimbursement or similar type of payment; and

k. fully disclose the identity of each entity that will be bidding for the Assets or otherwise participating in connection with such bid, and the complete terms of any such participation.

4. Bid Deadline and Submission: All Qualified Bids must be received no later than 12:00 noon (prevailing Pacific time) on August 2, 2011 (the "Bid Deadline") by: (i) counsel to the Debtors, Winthrop Couchot Professional Corporation, Attn: Garrick A. Hollander, Esq., 660 Newport Center Drive, Newport Beach, CA 92660, e-mail: ghollander@winthropcouchot.com; (ii) counsel to PFG, Levy, Small & Lallas, Attn: Leo Plotkin, Esq., 815 Moraga Drive, Los Angeles, CA 90049, email: lplotkin@lsl-la.com; and (iii) counsel to the Committee, Steptoe & Johnson, LLP, Attn: Robbin L. Itkin, Esq. and Katherine Piper, Esq., 2121 Avenue of the Stars, Suite 2800, Los Angeles, CA 90067, e-mail: ritkin@steptoe.com and kpiper@steptoe.com (collectively, the "Noticed Parties"). Not later than 12:00 p.m. (prevailing Pacific Time) on August 3, 2011, the Debtors, in consultation with the Committee and PFG, will notify all Qualified Bidders that they have qualified.

5. Auction. If one or more Qualified Bids by a Qualified Bidder other than PFG is received by the Bid Deadline, an auction (the "Auction") with respect to a sale of the Assets shall take place on August 4, 2011 at 10:00 a.m. (prevailing Pacific time) in Courtroom 5C of the United States Bankruptcy Court, located at 411 West Fourth Street, Santa Ana, California 92701. If, however, no such Qualified Bids are received by the Bid Deadline, then the Auction will not be held.

6. Auction Rules.

a. Only Qualified Bidders who have submitted a Qualified Bid and their authorized representatives will be eligible to attend and participate and bid at the Auction. The bidding at the Auction shall start at the highest or otherwise best bid received on or before the Bid Deadline (the "Starting Qualified Bid"), and then continue in minimum increments to be announced at the Auction (the "Overbid Increment"). PFG shall be deemed a Qualified Bidder only if an Auction is held and solely to the extent of its credit bid rights under 11 U.S.C. §363(k), provided, however, that all of PFG's credit bid rights shall be deemed waived at such time as a Qualified Bid is received that equals or exceeds $11 million. The Debtors shall not consider any subsequent bid in the Auction unless any bid after the Starting Qualified Bid exceeds the previous highest bid by at least the Overbid Increment; provided, however, that in the event the Debtors select a combination of Qualified Bids, after consultation with the Committee and PFG, to serve as the Starting Qualified Bid, the Debtors reserve the right to determine an appropriate Overbid Increment for each asset or lot of assets to be sold at the Auction. During the course of the Auction, the Debtors shall inform each participant which Qualified Bid(s) reflects, in the Debtors' view, the highest or otherwise best offer or combination of offers for the Assets.

b. Adjournment of Auction. The Auction may be adjourned as the Debtors deem appropriate. Reasonable notice of such adjournment and the time and place for the resumption of the Auction shall be given to counsel for PFG and the Committee, and all Qualified Bidders that have submitted a Qualified Bid.

c. Section 363(n) Confirmation. Each Qualified Bidder participating at the Auction will be required to confirm that it has not engaged in any collusion with respect to the bidding or the sale.

7. Other Terms. All Qualified Bids, the Auction, and the Sale Procedures are subject to such additional terms and conditions as are announced by the Debtors, after consultation with PFG and the Committee, that are not inconsistent with the Sale Procedures Order. At the conclusion of the Auction, the Debtors shall announce the bid or combination of bids made pursuant to the Sale Procedures Order that represents, in the Debtors' discretion, after consultation with PFG and the Committee, the highest or otherwise best offer for all of the Assets (the "Successful Bid"). Prior to the hearing on the sale of the Assets ("Sale Hearing"), the Debtors shall announce the identity of the Qualified Bidder or combination of Qualified Bidders who submitted the Successful Bids at the Auction (the "Successful Bidder"). If an Auction is held, the Debtors shall be deemed to have accepted a Qualified Bid only when (i) such bid is declared the Successful Bid at the Auction, (ii) definitive documentation has been executed in respect thereof, and (iii) the Court has approved the sale to the Successful Bidder. Such acceptance by the Debtors is conditioned upon approval by the Court of the Successful Bid and the entry of an order approving such Successful Bid.

8. Irrevocability of Certain Bids. The Successful Bid shall remain irrevocable in accordance with the terms of the purchase agreement executed by the Successful Bidder. The bid of the Qualified Bidder or combination of Qualified Bidders (the "Back-Up Bidder") that submits the next highest or otherwise best bid or combination of bids (the "Back-Up Bid") shall be irrevocable until the earlier of: (i) closing of the sale to the Successful Bidder or the Back-Up

Bidder; and (ii) such date as the Debtors affirm in writing that the Debtors do not intend to proceed with a sale to the Successful Bidder.

9. Sale Hearing. The Court shall conduct the Sale Hearing on August 4, 2011, at approximately 10:00 a.m., immediately after the conclusion of the Auction.

10. Return of Deposit. Except as otherwise provided in this paragraph with respect to any Successful Bid and any Back-Up Bid, the Minimum Deposits of all Qualified Bidders that submitted such a deposit under the Sale Procedures shall be returned upon or within five (5) business days after the conclusion of the Auction. The Minimum Deposit of the Successful Bidder shall be held until the closing of the sale of the Assets and applied in accordance with the Successful Bid. The Minimum Deposit of the Back-Up Bidder shall be returned upon or within five (5) business days after the closing of the sale of the Assets to the Successful Bidder.

11. Failure to Close. If, following the entry of the Sale Order, the Successful Bidder fails to consummate the sale because of a breach or failure to perform on the part of the Successful Bidder, the Back-Up Bid will be deemed to be the new Successful Bid, and the Debtors will be authorized, but not required, to consummate the sale with the Back-Up Bidder without further order of the Court. In such case, the defaulting Successful Bidder's Minimum Deposit shall be forfeited to the Debtors and the Debtors shall have the right to seek any and all other remedies and damages from the defaulting Successful Bidder.

12. Reservation of Rights. Except as otherwise provided in the Sale Procedures Order, the Debtors reserve the right as they may reasonably determine to be in the best interests of their estates, subject to conformity with the Sale Procedures after consultation with PFG and the Committee[2], to: (i) determine which bidders are Qualified Bidders; (ii) determine which bids are Qualified Bids; (iii) determine which Qualified Bid or combination of Qualified Bids is the highest and best proposal and which is the next highest and best proposal; (iv) reject any bid that is (a) inadequate or insufficient, (b) not in conformity with the requirements of the Sale Procedures or the requirements of the Bankruptcy Code or (c) contrary to the best interests of the Debtors and their estates; (v) waive terms and conditions set forth herein with respect to all potential bidders; (vi) impose additional terms and conditions with respect to all potential bidders; (vii) extend the deadlines set forth herein; (viii) adjourn the Auction and/or Sale Hearing in open court without further notice; and (ix) modify the Sale Procedures, as the Debtors may determine to be in the best interests of their estates.

13. Expenses. Any bidders presenting bids shall bear their own expenses in connection with the proposed sale, whether or not such sale is ultimately approved, in accordance with the terms of the purchase agreement

14. Notice of Potential Assumption and Assignment of Executory Contracts and Unexpired Leases.

a. The Debtors shall file with the Court and serve a notice with respect to the potential assumption and assignment of certain executory contracts and unexpired leases (the "Assigned Agreements"), including the related cure amounts (the "Cure Amounts") to be paid in connection therewith (each an "Assumption and Assignment Notice"), on all

[2] PFG and the Committee reserve rights to object to a determination made by the Debtors pursuant to these procedures.

counterparties to such agreements (the "Contract Parties") concurrent with and/or as part of the filing of the Sale Motion. Each Contract Party shall have until July 21, 2011 (the "Assignment Objection Deadline") to object to the assumption and assignment of the Assigned Agreement including, without limitation, objecting to the Cure Amounts and/or adequate assurance of future performance. All objections shall (a) be in writing; (b) as applicable, state with specificity (i) the cure amount that the Contract Party believes is required, and/or (ii) the adequate assurance of future performance that the Contract Party believes is required; (c) comply with the Bankruptcy Rules and the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the Central District of California; (d) be filed with the Clerk of the United States Bankruptcy Court for the Central District of California, 411 West Fourth Street, Santa Ana, CA 92701; and (e) be served so as to be received by the Assignment Objection Deadline by the Noticed Parties; provided, however, that in the event that there is no Stalking Horse bidder identified in the Sale Motion, the deadline for objecting based upon adequate assurance of future performance only shall be the commencement of the Sale Hearing.

b. Unless an objection to the assignment of an Assigned Agreement is timely filed and served as set forth above, all Contract Parties to each proposed Assigned Agreement shall (a) be forever barred from objecting to the proposed Cure Amounts and from asserting any additional cure or other amounts with respect to each Assigned Agreement, and the Debtors and the Successful Bidder or Back-up Bidder, as applicable, shall be entitled to rely solely upon the proposed Cure Amounts set forth in the Assumption and Assignment Notices; (b) be deemed to have consented to the assumption and assignment; and (c) be forever barred and estopped from asserting or claiming against the Debtors, Successful Bidder or Back-up Bidder, as applicable, (i) that any additional amounts are due or other defaults exist, (ii) that any conditions to assignment must be satisfied under such Assigned Agreement, or (iii) that there is any objection or defense to the assumption and assignment of such Assigned Agreement.

c. Any objection to the proposed Cure Amounts (a "Disputed Cure Amount") which is timely filed and served by any Contract Party in accordance with the Assumption and Assignment Notice and which is not otherwise resolved by the parties, will be heard at the Sale Hearing. Pending a ruling on such objection, if a ruling is not made at the Sale Hearing, the amount necessary to satisfy the Disputed Cure Amount will be reserved and paid upon a final Court order determining the correct cure amount and will be paid as provided in the Agreement, to the extent the Assigned Agreement ultimately is assumed and assigned to the Successful Bidder or Back-Up Bidder. All other objections to the proposed assumption and assignment of an Assigned Agreement will be heard at the Sale Hearing.

d. For the avoidance of doubt, no Assigned Agreement will be assumed and assigned to the Successful Bidder or Back-up Bidder, as applicable, until such time as the Sale Order has been entered and the sale has been consummated and closed. The Debtors reserve the right to remove any Assigned Agreement from any proposed asset sale.

EXHIBIT F

FORM OF SALE ORDER

Schedule 2.1(c) Accounts Receivable

i. All accounts receivable indicated in the attached A/R Aging August 5, 2011.

Note that included in the Accounts receivable aging is the Jordana Electric receivable listed at $86,916.09 which is fully reserved and believed to be uncollectible.

Note that the following receivables may be offset by corresponding accounts payable:

Alcan - $113,916
Lamifil - $577,727

Net CTC Cable A/R as of 8/5/11 including reductions for Jordana, Alcan, and Lamifil was $2,684,664.

ii. Additional Accounts receivable shall include any and all payments due in the past, currently, or in the future for any wind turbine contractual payments due from Seawind, Enerseve, or Barrick for the 2X5 = 10-unit D8 Wind Turbines sold to Barrick for installation at the Punta Colorado, Chile location.

System: 8/8/2011 11:02:27 AM
User Date: 8/8/2011

DETAIL HISTORICAL AGED TRIAL BALANCE

CTC - Cable Corporation
Receivables Management

Page: 1
User ID: lchitsazan

Ranges:

Customer ID:	First - Last	Phone:	First - Last	State:	First - Last
Customer Class:	First - Last	Customer Name:	First - Last	Telephone:	First - Last
Salesperson ID:	First - Last	Short Name:	First - Last	ZIP Code:	First - Last
Sales Territory:	First - Last	Posting Date:	First - 8/8/2011		

Account Type: All
Aging Date: 8/8/2011
Print Currency In: Functional (Z-US$
Exclude: Zero Balance, No Activity, Fully Paid Documents, Unposted Applied Credit Documents, Multicurrency In

Customer: by Customer ID
Document: by Document Number

* - Indicates an unposted credit document that has been applied

Customer: ALC01 **Name:** Alcan Cable **Account Type:** Open Item

Phone:
Contact: Alan Mogart alan.mogart@alcan.com
Phone: (570) 321-7733 Ext. 0000
Salesperson:
Territory:
Terms: 20% DP BAL NET 30
Credit: None

Document Number	Type	Date	Amount	Discount	Writeoff	Current	1-30 Days	31 - 60 Days	61 and Over	Balance
100803	SLS	3/4/2011	$155,520.00						$155,520.00	
PMT000385		4/8/2011							($60,601.00)	
100810	SLS	3/31/2011	$37,756.80						$37,756.80	
PMT000390		5/6/2011							($34,848.31)	
100869	SLS	6/23/2011	$23,580.00					$23,580.00		
100870	SLS	6/24/2011	$5,076.83					$5,076.83		
100888	SLS	6/30/2011	$3,827.32					$3,827.82		
100889	SLS	7/8/2011	$1,111.35					$1,111.35		
100892	SLS	7/15/2011	$2,210.24			$2,210.24				
100895	SLS	7/20/2011	$20,932.72			$20,932.72				
CM000052	RTN	6/23/2011	($27,407.82)					($27,407.82)		
					Totals:	$23,142.96	$0.00	$6,188.18	$107,727.49	$137,058.63

Customer: DIN01 **Name:** PT Dinamika Elektra Mandiri **Account Type:** Open Item

Phone:
Contact: Kalangi Witto
Phone: (000) 000-0000 Ext. 0000
Salesperson:
Territory:
Terms: See Below
Credit: None

Document Number	Type	Date	Amount	Discount	Writeoff	Current	1-30 Days	31 - 60 Days	61 and Over	Balance
100886	SLS	7/5/2011	$155,304.30					$155,304.00		
100893	SLS	7/15/2011	$97,491.11				$97,491.11			
100905	SLS	8/5/2011	$3,229.88				$3,229.88			
					Totals:	$0.00	$100,720.99	$155,304.00	$0.00	$256,024.99

Customer: ENE001 **Name:** Enersis e endesa **Account Type:** Open Item

Phone:
Contact:
Phone: (000) 000-0000 Ext. 0000
Salesperson: CARLOSF
Territory: CHILE
Terms: Net 90 Days
Credit: None

Document Number	Type	Date	Amount	Discount	Writeoff	Current	1-30 Days	31 - 60 Days	61 and Over
100853	SLS	6/7/2011	$24,862.00			$24,862.00			

Exhibit "1"

System: 8/8/2011 11:02:27 AM
User Date: 8/8/2011

DETAIL HISTORICAL AGED TRIAL BALANCE

CTC - Cable Corporation

Page: 2
User ID: lchitsazan

						Current	1-30 Days	31 - 60 Days	61 and Over	Balance
					Totals:	$24,862.00	$0.00	$0.00	$0.00	$24,862.00

Customer: ETG01 **Name:** Entergy **Account Type:** Open Item

Phone:
Contact: Hien Duong
Phone: (504) 576-5095 Ext. 000(

Salesperson: TOM01
Territory: NORTH AMERICA
Terms: Net 30

Credit: None

Document Number	Type	Date	Amount	Discount	Writeoff	Current	1-30 Days	31 - 60 Days	61 and Over	Balance
100899	SLS	7/28/2011	$1,250.52			$1,250.52				
					Totals:	$1,250.52	$0.00	$0.00	$0.00	$1,250.52

Customer: FAR01 **Name:** Far East Composite Technology Co., Ltd **Account Type:** Open Item

Phone:
Contact: Liu Jie (Jansen)
Phone: (000) 000-0000 Ext. 000(

Salesperson: MARVS
Territory: CHINA
Terms: See Below

Credit: Unlimited

Document Number	Type	Date	Amount	Discount	Writeoff	Current	1-30 Days	31 - 60 Days	61 and Over	Balance
100822	SLS	4/29/2011	$72,000.00					$72,000.00		
					Totals:	$0.00	$0.00	$72,000.00	$0.00	$72,000.00

Customer: HIV01 **Name:** Hi-Volt Specialties, L.C. **Account Type:** Open Item

Phone:
Contact:
Phone: (903) 693-4466 Ext. 000(

Salesperson:
Territory: NORTH AMERICA
Terms: Net 30

Credit: Unlimited

Document Number	Type	Date	Amount	Discount	Writeoff	Current	1-30 Days	31 - 60 Days	61 and Over	Balance
100848	SLS	5/26/2011	$5,755.41					$5,755.41		
PMT000410		6/23/2011						($4,886.61)		
					Totals:	$0.00	$0.00	$868.80	$0.00	$868.80

Customer: JOR01 **Name:** Jordana Electric **Account Type:** Open Item

Phone:
Contact:
Phone: (000) 000-0000 Ext. 000(

Salesperson:
Territory:
Terms: See Below

Credit: None

Document Number	Type	Date	Amount	Discount	Writeoff	Current	1-30 Days	31 - 60 Days	61 and Over	Balance
100391	SLS	12/8/2008	$6,600.00						$6,600.00	
100405	SLS	12/29/2008	$4,400.00						$4,400.00	
100438	SLS	3/13/2009	$17,400.00						$17,400.00	
100448	SLS	4/15/2009	$261,717.50						$261,717.50	
PMT000217		7/21/2009							($209,374.00)	
100464	SLS	7/22/2009	$3,156.52						$3,156.52	
100505	SLS	8/4/2009	$2,378.96						$2,378.96	
100520	SLS	8/12/2009	$637.11						$637.11	
					Totals:	$0.00	$0.00	$0.00	$86,916.09	$86,916.09

System: 8/8/2011 11:02:27 AM
User Date: 8/8/2011

DETAIL HISTORICAL AGED TRIAL BALANCE

CTC - Cable Corporation

Page: 3
User ID: lchitsazan

Customer: KMI01 **Name:** PT KMI Wire and Cable Tbk **Account Type:** Open Item
Phone:
Contact: Chasun Irwan
Phone: (000) 000-0000 Ext. 000(
Salesperson:
Territory:
Terms: Net 30
Credit: None

Document Number	Type	Date	Amount	Discount	Writeoff	Current	1-30 Days	31 - 60 Days	61 and Over	Balance
100890	SLS	7/1/2011	$393,210.00			$393,210.00				
100891	SLS	7/11/2011	$283,792.61			$283,792.61				
				Totals:		$677,002.61	$0.00	$0.00	$0.00	$677,002.61

Customer: LAM01 **Name:** Lamifil N. V. **Account Type:** Open Item
Phone:
Contact: KATHLEEN CLAESSENS
Phone: (000) 000-0000 Ext. 000(
Salesperson: DOMINICM
Territory: EUROPE
Terms: Net 30
Credit: Unlimited

Document Number	Type	Date	Amount	Discount	Writeoff	Current	1-30 Days	31 - 60 Days	61 and Over	Balance
100780	SLS	11/18/2010	$136,890.00						$136,890.00	
100781	SLS	11/22/2010	$191,265.75						$191,265.75	
100788	SLS	1/27/2011	$110,977.18						$110,977.18	
100789	SLS	1/27/2011	$5,743.04						$5,743.04	
100792	SLS	1/28/2011	$14,616.99						$14,616.99	
100794	SLS	2/2/2011	$314.02						$314.02	
100823	SLS	4/29/2011	$92,719.12						$92,719.12	
100824	SLS	4/29/2011	$25,196.00						$25,196.00	
100903	SLS	8/4/2011	$27,817.41			$27,817.41				
				Totals:		$27,817.41	$0.00	$0.00	$577,722.10	$605,539.51

Customer: MID001 **Name:** Midal Cables **Account Type:** Open Item
Phone:
Contact: Ammar Al Khuzaei
Phone: (000) 000-0000 Ext. 000(
Salesperson:
Territory:
Terms: Net 30
Credit: None

Document Number	Type	Date	Amount	Discount	Writeoff	Current	1-30 Days	31 - 60 Days	61 and Over	Balance
100786	SLS	1/13/2011	$11,560.00						$11,560.00	
100850	SLS	5/27/2011	$493,038.28			$493,038.28				
				Totals:		$493,038.28	$0.00	$0.00	$11,560.00	$504,598.28

Customer: PLP003 **Name:** Belos - PLP S.A. **Account Type:** Open Item
Phone: 00 48 338 145 021
Contact: Przemyslaw Krawczyk
Phone: (000) 000-0000 Ext. 000(
Salesperson:
Territory:
Terms:
Credit: None

Document Number	Type	Date	Amount	Discount	Writeoff	Current	1-30 Days	31 - 60 Days	61 and Over
100896	SLS	7/20/2011	$19,714.15				$19,714.15		

DETAIL HISTORICAL AGED TRIAL BALANCE

CTC - Cable Corporation

						Current	1-30 Days	31 - 60 Days	61 and Over	Balance
					Totals:	$0.00	$19,714.15	$0.00	$0.00	$19,714.15

Customer: PRG01 **Name:** Progress Energy **Account Type:** Open Item

Phone:
Contact: Mr. Paul Jakob
Phone: (407) 942-9283 Ext. 000(

Salesperson: TALEXANDER
Territory: NORTH AMERICA
Terms: Net 30

Credit: None

Document Number	Type	Date	Amount	Discount	Writeoff	Current	1-30 Days	31 - 60 Days	61 and Over	Balance
100871	SLS	6/13/2011	$295,404.15				$295,404.15			
PMT000423		7/25/2011					($283,104.69)			
PMT000426		7/28/2011					($263.41)			
100875	SLS	6/13/2011	$53,495.26				$53,495.26			
PMT000426		7/28/2011					($50,607.15)			
100897	SLS	7/28/2011	$16,744.71			$16,744.71				
					Totals:	$16,744.71	$14,924.16	$0.00	$0.00	$31,668.87

Customer: TAI002 **Name:** Taihan Electric Korea **Account Type:** Open Item

Phone:
Contact:
Phone: (000) 000-0000 Ext. 000(

Salesperson:
Territory:
Terms: Net 30

Credit: None

Document Number	Type	Date	Amount	Discount	Writeoff	Current	1-30 Days	31 - 60 Days	61 and Over	Balance
100860	SLS	6/20/2011	$112,782.26			$112,782.26				
100901	SLS	7/27/2011	$22,291.00				$22,291.00			
100902	SLS	7/29/2011	$35,360.00				$35,360.00			
					Totals:	$112,782.26	$57,651.00	$0.00	$0.00	$170,433.26

Customer: TRA01 **Name:** PT Tranka Kabel **Account Type:** Open Item

Phone:
Contact: Sutanto
Phone: (000) 000-0000 Ext. 000(

Salesperson:
Territory:
Terms: Net 30

Credit: None

Document Number	Type	Date	Amount	Discount	Writeoff	Current	1-30 Days	31 - 60 Days	61 and Over	Balance
100844	SLS	5/24/2011	$374,850.00			$374,850.00				
100845	SLS	5/24/2011	$294,525.00			$294,525.00				
100876	SLS	6/27/2011	$174,150.00					$174,150.00		
100887	SLS	8/3/2011	$31,760.40				$31,760.40			
					Totals:	$669,375.00	$31,760.40	$174,150.00	$0.00	$875,285.40

	Customer(s)	Current	1-30 Days	31 - 60 Days	61 and Over	Balance
Grand Totals:	14	$2,046,015.75	$224,770.70	$408,510.98	$783,925.68	$3,463,223.11

Exhibit "1"

Schedule 2.1(d) Equipment

See attached schedule 2.1 (d)

Schedule 2.1(e) Software

See attached schedule 2.1 (d) – includes all fixed assets including equipment and software.

For the combined total of the Schedules 2.1(d) and 2.1(e), the net book value is reduced by approximately $36,000 from $2,679,000 to $2,643,000 representing depreciation expense and accumulated depreciation on the assets between the asset physical count date of June 30, 2011 and the projected closing date of August 10, 2011.

CTC Cable Corporation and Composite Technology Corporation
Fixed Assets Schedule
Schedules 2.1(d) and 2.1(e)

Asset No.	Description	Date of purchase	Cost	Accum. Dep. As of 06/30/2011	NBV
Computers & Softwares					
206	Del Computer	03/31/06	1,985.94	(1,985.94)	-
156	Dell - Desk Top - for Debi Blount	10/01/06	934.10	(934.10)	-
320	Del Computer / Valmus, Jeff	10/01/06	934.10	(934.10)	-
NO TAG #	ROI Networks, Inc	04/05/07	5,380.65	(5,380.65)	
398	CBT-CC-DELL-Cuper $985.28+326.77	05/01/07	1,312.05	(1,312.05)	-
NO TAG #	ROI Networks, Inc Inv 6523	05/08/07	5,691.50	(5,691.50)	-
411	CBT-CCCompr-MWAVE-Jessica	05/21/07	1,831.16	(1,831.16)	-
569	Jessica's Exp Rep-Lynaye's DeskTop	06/21/07	2,302.08	(2,302.08)	-
S	Jessica's ExpRep-D	06/21/07	4,886.93	(4,886.93)	-
317	CBT-CC - Dell - Desk Top	07/24/07	892.19	(892.19)	-
670	CBT-Tripplite Smart PRO3000 Net30	07/24/07	1,015.99	(1,015.99)	-
S	CDW-GNF1254 to Sean/Jess	08/28/07	8,737.53	(8,737.53)	-
S	CBT-CC Mwave-Seagate 750GB	08/28/07	3,458.76	(3,458.76)	-
351	CDW-GWR4206 & GXS2345-Lap Top	09/25/07	2,335.79	(2,335.79)	-
S	Mwave-Comp Unit/Server CBT CrCard	09/25/07	2,547.46	(2,547.46)	-
Several Tags	CDW - Comp Unit/Server Rm-Total	09/25/07	23,887.52	(23,887.52)	-
Lsoftw	Integrated Tech - Sage SalesLogix	09/30/07	41,680.00	(41,680.00)	-
354	CDW-HQP7532 - Lap Top	10/10/07	1,565.59	(1,565.59)	-
Lsoftw	Spectrum CNC Tech - Upgrade Sfwr	10/10/07	1,760.64	(1,760.64)	-
57	Mwav.com(Jessica-Pilling)-Desktop	10/16/07	773.55	(773.55)	-
TrShow	Dell Comp - (CBT-Ccard)-Tshow	10/24/07	1,130.32	(1,130.32)	-
295	Thomas Smith (CBT - CrCard)	10/31/07	1,580.64	(1,580.64)	-
S	Comp Server (CBT - CrCard)	10/31/07	789.52	(789.52)	-
S	CBT CC CDW order #136048	11/30/07	1,604.88	(1,604.88)	-
409	Jessica, Nov-07 - Lap Top	11/30/07	1,335.93	(1,335.93)	-
677	CDW-HRT4089More Loptop/Dew?	12/07/07	8,022.41	(8,022.41)	-
413	CDW-HSG3225 - Desk Top	12/13/07	612.96	(612.96)	-
373	CDW-HVL6327 - $12,902.25 of $14,580.73	12/19/07	12,902.25	(12,902.25)	-
375	CDW-HVL6327 $1,678.48 of $14,580.73	12/19/07	1,678.48	(1,678.48)	-
412	CDW-HWH2586 - Desk Top	12/26/07	1,400.75	(1,400.75)	-
396	CDW-JGG8359 - Lap Top/Darlene P.	01/24/08	774.00	(774.00)	-
414	CDW-JGG8359 - Lap Top	01/24/08	2,539.29	(2,539.29)	-
416	CDW-JGG8359 - Lap Top/Darlene P.	01/24/08	2,539.29	(2,539.29)	-
EMPL	CDW-JGG8359 - Lap Top	01/24/08	2,539.29	(2,539.29)	-
NO TAG #	CDW-JCK2963 - Desk's Phones	01/24/08	4,243.59	(4,243.59)	-
668	CDW-JJL2239 - $6145.54+444.79	02/07/08	6,590.33	(6,590.33)	-
438	CDW-JMT2500 - $2149.93+166.62-DeskT	02/22/08	1,158.28	(1,158.28)	-
693	CDW-JMT2500 - $2149.93+166.62-DeskT	02/22/08	1,158.28	(1,158.28)	-
667	CDW-JNS8594 - $2102.87+162.97	02/27/08	2,265.84	(2,265.84)	-
400	CDW-KVR4539 - Lap Top-Cupper O.	06/25/08	1,278.48	(1,278.48)	-
498	CDW-KVR4539 - Lap Top	06/25/08	1,278.48	(1,278.48)	-
401	CDW-LKW1299 - Lab Top	07/01/08	1,810.67	(1,810.67)	-
405	CDW-KZX2224 - Lap Top	07/01/08	2,126.28	(2,126.28)	-
Lsoftw	CDW-ServRoom KWW1680,KZJ5064	07/01/08	12,683.73	(12,683.73)	-

CTC Cable Corporation and Composite Technology Corporation
Fixed Assets Schedule
Schedules 2.1(d) and 2.1(e)

Asset No.	Description	Date of purchase	Cost	Accum. Dep. As of 06/30/2011	NBV
550	CDW-LDJ2960 - Lap Top	07/22/08	3,094.88	(3,008.91)	85.97
559	CDW-LHJ4036 Lap Top	08/05/08	2,467.51	(2,330.43)	137.08
Lsoftw	CBT-CC - Digital Cert Wildcard	08/24/08	1,185.00	(1,119.17)	65.83
563	CDW-LMZ8752 - Lap Top	08/26/08	980.15	(925.70)	54.45
596	CDW-LMZ8766 - Desk Top	08/26/08	1,379.06	(1,302.45)	76.61
597	CDW-LMZ8757 - Desk Top	08/26/08	907.01	(856.62)	50.39
2502	CDW-LMZ9022	08/26/08	4,744.76	(4,481.16)	263.60
563	CDW-LNF4983-Parts, Sftw for Ltop	08/27/08	1,058.40	(999.60)	58.80
566	CDW-LJN3314 - Lap Top	08/27/08	1,083.42	(1,023.23)	60.19
2502	CDW-LNJ3412	08/27/08	3,437.09	(3,246.14)	190.95
664	CDW-LNT2157-Exchange Archiving	08/28/08	870.20	(821.86)	48.34
2502	CDW-LPQ1411	09/03/08	2,809.48	(2,653.40)	156.08
588	CDW-LPW2643 - Lap Top	09/04/08	1,886.16	(1,781.37)	104.79
Lsoftw	CDW-LQL5637 - Cintrix Licensing	09/08/08	2,446.40	(2,310.49)	135.91
NO TAG #	CDW-LQL6824-Seagate Barr 1TB	09/08/08	1,856.79	(1,753.64)	103.15
586	CDW-LSD8824 - Lap Top	09/15/08	2,122.81	(1,945.91)	176.90
301	CDW-Q648720 - Lap Top/T.Walton	09/24/08	1,520.92	(1,394.18)	126.74
Lsoftw	IntergyTch/Blytheco-SalesLogix	10/01/08	17,852.59	(16,364.87)	1,487.72
Lsoftw	Advanced Solution-GPconversion	10/01/08	201,826.05	(185,007.21)	16,818.84
Lsoftw	Advanced Sol$1356.25+3325+1312.5	11/01/08	5,993.75	(5,327.78)	665.97
606	CDW-MHN4280 - Lap Top	11/05/08	2,008.05	(1,784.93)	223.12
Lsoftw	Advanced Sol$1356.25+3325+1312.5	12/01/08	3,798.83	(3,271.21)	527.62
675	CBT CC -Plasma TV	12/31/08	1,548.94	(1,290.78)	258.16
572	CDW-MZF8440 - Lap Top	01/20/09	2,003.88	(1,614.24)	389.64
575	CDW-NDH9696 - Lap Top	02/04/09	1,223.53	(985.62)	237.91
Lsoftw	CDW-NJH5270 - Sonicwall	02/25/09	2,841.74	(2,210.24)	631.50
579	CDW-NJV4398 - Lap Top	02/26/09	1,093.50	(850.50)	243.00
Lsoftw	Powerline System, Inc-Dave Bryant	03/05/09	15,800.00	(12,288.89)	3,511.11
Lsoftw	CDW-NFR6248 - ServerUpgrade	03/25/09	4,349.88	(3,262.41)	1,087.47
Lsoftw	CDW-NQK6559 - ServerUpgrade	03/27/09	4,501.07	(3,375.80)	1,125.27
613	CDW-NMK7335 - Lap Top	04/01/09	2,070.32	(1,552.74)	517.58
Lsoftw	CDW-NQG0714 - ServerUpgrade	04/01/09	6,622.83	(4,967.12)	1,655.71
627	CDW-NVV5453 - Lap Top	04/21/09	1,626.44	(1,174.65)	451.79
537	CDW-QHQ1017 - Lap Top	09/21/09	796.75	(464.77)	331.98
538	CDW-QHR5580 - Lap Top	09/21/09	1,224.11	(714.06)	510.05
539	CDW-QLD4588 - Lap Top	10/01/09	1,364.23	(795.80)	568.43
540	CDW-QKW8305 - Lap Top	10/01/09	1,200.52	(700.30)	500.22
542	CDW-QLD4586 - Lap Top	10/01/09	1,375.16	(802.17)	572.99
545	CDW QLD4586 Lap Top	10/01/09	1,375.16	(802.18)	572.98
546	CDW-QLD4586 - Lap Top	10/01/09	1,375.17	(802.19)	572.98
NO TAG #	Ccard #4351- for Elect Man Lifter	10/30/09	1,174.17	(652.32)	521.85
2505	CDW-QTB3604 - Lap Top	11/05/09	1,870.21	(1,039.01)	831.20
2507	CDW-QWC8412 - Lap Top	11/16/09	1,441.22	(760.64)	680.58
2542	CDW-QWT8370 $1,070.36 QWV3460 $104.24	11/18/09	1,174.60	(619.93)	554.67
679.00	Ccard-Projector-Conf.	11/30/09	1,360.51	(718.05)	642.46
2512	CDW-QZQ8732 - Lap Top	12/01/09	1,448.53	(764.50)	684.03

CTC Cable Corporation and Composite Technology Corporation
Fixed Assets Schedule
Schedules 2.1(d) and 2.1(e)

Asset No.	Description	Date of purchase	Cost	Accum. Dep. As of 06/30/2011	NBV
2517	CDW-RD59386 - Lap Top	12/01/09	1,008.78	(532.41)	476.37
2520	CDW-RBH1275 - Lap Top	12/03/09	1,244.23	(656.68)	587.55
625	RMM7827 Cupper/Rfermin - Lap Top	01/21/10	1,679.59	(793.14)	886.45
2531	CDW RQM7261 - Desk Top	02/04/10	1,011.61	(477.70)	533.91
2537	CDW-RSV5665 - Lap Top	02/16/10	1,398.03	(621.35)	776.68
2541	CDW-RVN0700 - CAD Workstation	02/24/10	1,770.73	(786.99)	983.74
2549	CDW-RWD3914 - Lap Top	02/26/10	1,987.64	(883.40)	1,104.24
2539	CDW-RXB7461 - Lap Top	03/01/10	2,175.41	(966.85)	1,208.56
2534	CDW-RWK7211 - Lap Top-Installer	03/03/10	1,169.18	(519.64)	649.54
2550	CDW-RZQ4726 - Laptop	03/10/10	1,201.53	(534.01)	667.52
-	CDW-SKL4351 - Lap Top	04/19/10	1,897.94	(738.09)	1,159.85
-	CDW-SLK8711&SLL5939 CompSys	04/23/10	1,877.62	(730.19)	1,147.43
-	CDW-SPP5002-Back Up Renewal	05/10/10	2,850.38	(1,108.48)	1,741.90
-	CDW-SRT71894285BWILCOXON	05/19/10	2,957.59	(1,068.02)	1,889.57
-	CDW-SSS2432PO4292EHIGG	05/24/10	1,518.89	(548.49)	970.40
-	CDW-SSS2435PO4293MDEARM	05/24/10	1,518.89	(548.49)	970.40
-	CDW-STB1860PO4295JHUANG	05/25/10	1,518.89	(548.49)	970.40
-	CDW-STB1859PO4294JJCOUIL	05/25/10	1,518.89	(548.49)	970.40
-	CDW-STK1962 - Add Comp	05/27/10	710.49	(256.57)	453.92
-	Advanced Solution	06/30/10	1,593.13	(575.30)	1,017.83
-	Fusion IP	06/02/10	1,039.79	(346.60)	693.19
	CDW TDJ1414	06/25/10	3,042.22	(1,014.07)	2,028.15
-	CDW - TFS1104PO4367SERV	07/09/10	1,941.81	(593.33)	1,348.48
-	DELL - XF171NDF6SERVERTAPE	07/16/10	5,509.15	(1,683.35)	3,825.80
-	CDW - TLW2861	08/03/10	2,002.98	(612.02)	1,390.96
-	CDW - TMD5344	08/04/10	6,800.49	(2,077.93)	4,722.56
-	CDW - TPR6370	08/17/10	1,834.67	(509.63)	1,325.04
-	CDW - TCP4650	09/01/10	1,573.16	(436.99)	1,136.17
-	DELL - XF1.KXJ4SERVER-Jul-10	09/01/10	6,104.00	(1,695.56)	4,408.44
-	Fusion IP Inv 645	09/15/10	1,010.70	(252.68)	758.03
-	DELL	09/29/10	10,675.77	(2,668.94)	8,006.83
-	CDW - VFL6083	10/08/10	1,027.11	(256.78)	770.33
-	CDW VLH0105	11/02/10	1,465.70	(325.71)	1,139.99
-	Del Mktg XF3DC2MF4	02/01/11	3,217.64	(446.89)	2,770.75
Total Computers & Softwares			**594,003.90**	**(501,239.89)**	**92,764.01**
Furnitures & Fixtures					
-	IFC Loan #2 36 Mos-OFF FUR	05/01/04	100,000.00	(100,000.00)	-
-	House 2 Office Inv #77489	01/01/04	1,388.90	(1,388.90)	-
-	Merrill Lynch, Off Fur	01/28/04	10,666.97	(10,666.97)	-
-	BBI-Beau Bureaux	12/31/04	4,196.63	(3,896.87)	299.76
-	BBI-Beau Bureaux Inv 2823	01/06/05	11,031.88	(10,243.89)	787.99
-	BBI-Beau Bureaux	01/31/05	3,555.73	(3,301.75)	253.98
-	BBI-Beau Bureaux	01/31/05	640.91	(595.13)	45.78
-	House 2 Office SO80859	12/31/05	1,163.70	(914.34)	249.36
-	BBI-Beau Bureaux	07/01/07	1,515.22	(865.83)	649.39
-	Fusion IP $6373.94+3199.86	09/20/07	9,573.80	(4,786.90)	4,786.90

CTC Cable Corporation and Composite Technology Corporation
Fixed Assets Schedule
Schedules 2.1(d) and 2.1(e)

Asset No.	Description	Date of purchase	Cost	Accum. Dep. As of 06/30/2011	NBV
-	Fusion IP $3968.61+5344.3	10/05/07	9,312.91	(4,656.46)	4,656.46
-	Fusion IP	01/01/08	4,000.00	(2,000.14)	1,999.86
-	BBI-Beau Beeuraux Several Invs	01/31/08	32,518.11	(15,872.00)	16,646.11
-	BBI-Beau Beaur $7940 97+900.79	04/30/08	8,841.76	(3,999.84)	4,841.92
-	Safetyfile - 2 draw Employee file	03/31/09	2,153.92	(692.33)	1,461.59
-	CBT CC-Office Depot-Fireproof files	01/31/10	4,893.73	(990.40)	3,903.33
-	BBI-Beau Beauraux	03/27/10	2,828.15	(505.03)	2,323.12
-	BBI-Beau Beauraux	03/27/10	4,029.84	(719.61)	3,310.23
-	BBI-Apr2376.85-528.63May-10Adj	04/30/10	1,848.22	(308.04)	1,540.18
-	BBI-Beau Beauraux 12437	06/24/10	6,509.22	(929.89)	5,579.33
Total Furnitures & Fixtures			**220,669.60**	**(167,334.31)**	**53,335.29**
LH Improvement					
-	A.A. Paint & Custom Finishes	01/06/04	7,600.00	(7,125.00)	475.00
-	A.A. Paint & Custom Finishes	01/16/04	25,150.00	(23,578.10)	1,571.90
-	A.A. Paint & Custom Finishes	01/16/04	30,400.00	(28,500.19)	1,899.81
-	Anderson & Howard Communctn	01/30/04	1,497.77	(1,402.82)	94.95
-	A.A. Paint & Custom Finishes	02/05/04	1,050.00	(983.72)	66.28
-	ADT Security Services Inc.	02/09/04	116,042.00	(108,701.94)	7,340.06
-	ADT Security Services Inc.	02/11/04	758.07	(710.28)	47.79
-	Briggs Electric Inc.	02/20/04	4,547.00	(4,259.48)	287.52
-	Briggs Electric Inc.	02/20/04	4,391.00	(4,113.43)	277.57
-	Briggs Electric Inc.	03/11/04	2,110.00	(1,975.08)	134.92
-	Miller Contracting Company	03/12/04	46,851.00	(43,851.11)	2,999.89
-	A.A. Paint & Custom Finishes	03/19/04	100,600.00	(94,159.23)	6,440.77
-	Briggs Electric Inc.	05/21/04	2,156.85	(2,015.28)	141.57
-	ADT Security Services Inc.	06/01/04	7,539.39	(7,044.58)	494.81
-	Alternative Office Source	12/31/04	1,500.00	(1,391.92)	108.08
-	3 Days Blind - Dave	01/01/05	1,136.45	(1,054.97)	81.48
-	McIntyer Ente - Electrical	03/09/05	2,184.40	(2,017.94)	166.46
-	Wallach's Inc. Commercial Flooring	03/15/05	1,679.25	(1,551.62)	127.63
-	McIntyer Ent $3512.46+727.31+30	04/11/05	4,269.77	(3,940.05)	329.72
-	T & R Enterpr $31854-504-2600	04/30/05	28,750.00	(26,497.01)	2,252.99
-	T & R Enterpr	06/01/05	2,114.00	(1,945.92)	168.08
-	McIntyer Ente - Electrical	08/04/05	13,909.00	(12,767.84)	1,141.16
-	Active Lock & Safe	11/30/05	1,860.00	(1,697.28)	162.72
-	McIntyer Ente - Electrical	04/06/07	8,050.00	(7,110.90)	939.10
-	ROI Networks, Inc - Inv 6527	05/23/07	5,538.00	(4,877.33)	660.67
-	McIntyer Ente - Electrical	06/29/07	2,500.00	(2,194.85)	305.15
-	McIntyer Ente - Electrical	10/21/07	2,510.56	(2,240.82)	269.74
-	Darren Howard Construction	11/30/07	4,900.00	(4,127.23)	772.77
-	REXEL $188.57+1357.66+19.38+431+202.58	01/31/08	2,199.19	(1,897.34)	301.85
-	REXEL$279.08+377.14x2+25.81+669.26	01/31/08	1,728.43	(1,491.19)	237.24
-	Active Lock & Safe	01/31/08	4,802.43	(4,143.27)	659.16
-	Philco Const +36135.53*3+11605.63	01/31/08	120,012.22	(103,593.03)	16,419.19
-	Emcor Service - #178317 AirConditioner	04/30/08	3,140.00	(2,667.31)	472.69
-	Philco Const +36135.53+2800078	04/30/08	64,136.31	(54,481.38)	9,654.93

CTC Cable Corporation and Composite Technology Corporation
Fixed Assets Schedule
Schedules 2.1(d) and 2.1(e)

Asset No.	Description	Date of purchase	Cost	Accum. Dep. As of 06/30/2011	NBV
-	Rexel&ActiveLk$714.19+530.31-377.14	04/30/08	867.36	(736.79)	130.57
-	Espinoza Const $25500-1500	04/30/08	24,000.00	(20,387.10)	3,612.90
-	CBT Ccard/Floor Material	04/30/08	1,659.35	(1,409.56)	249.79
-	Emcor Service -	07/31/08	6,975.00	(5,812.50)	1,162.50
-	Pacific Fire Support-Mar08Inv	08/01/08	7,850.00	(6,493.21)	1,356.79
-	Philco Construction - 08-190.01	08/01/08	9,259.78	(7,659.32)	1,600.46
-	Active Safe/Home Depot-Shower Rm	08/31/08	2,652.45	(2,194.00)	458.45
-	Emcor Serv/Mesa -37852	09/01/08	16,550.00	(13,950.80)	2,599.20
-	Storage Room: Several Invs-GLDet	10/01/08	28,337.40	(23,708.96)	4,628.44
-	Emcor Serv/Mesa -211079	10/31/08	8,845.00	(7,340.12)	1,504.88
-	Big Joe Lift Truck	11/26/08	3,052.59	(2,459.03)	593.56
-	Philco Construction	12/31/08	1,114.35	(870.59)	243.76
-	Michell-bissell	02/10/09	1,533.07	(1,207.87)	325.20
-	Santa Ana Circuit Breakers	06/15/09	2,120.63	(1,538.50)	582.13
-	Jesus Arroyo $1500+3708	09/03/09	5,208.00	(3,499.13)	1,708.88
-	Phico Construction-Dry Walls	11/23/09	7,243.28	(4,225.25)	3,018.03
-	Phico Construction-Floors	11/23/09	1,846.33	(1,077.03)	769.30
	Santa Ana Circuit Breakers, Inc	04/08/10	1,261.80	(522.66)	739.14
-	Philco Co. Const	07/16/10	3,930.82	(1,372.82)	2,558.00
-	Philco Co. Const	09/20/10	9,772.41	(2,931.72)	6,840.69
-	Select Heating & A/C	09/23/10	6,310.00	(1,893.00)	4,417.00
Total LH Improvement			**778,002.71**	**(681,399.41)**	**96,603.30**
Manufacturing Equipment					
-	Machine Equipment	06/01/04	60,000.00	(60,000.00)	-
-	Martin Pultr	01/01/05	99,750.00	(99,750.00)	-
-	United Test	01/01/05	87,320.00	(87,320.00)	-
-	TuftingHeads	01/01/05	21,500.00	(21,500.00)	-
-	Integrated T	12/01/04	50,958.00	(50,958.00)	-
-	Reel-O-Mat	12/01/04	46,432.40	(46,432.40)	-
-	Integrated T	12/01/04	56,985.45	(56,985.45)	-
-	Martin Pultr	12/01/04	93,014.55	(93,014.55)	-
-	Air Cleaning Technology	04/30/05	1,041.03	(511.84)	529.19
-	Champion Logistics Group-Freight	03/01/05	1,191.86	(605.87)	585.99
-	Air Cleaning Technology	06/30/05	2,038.34	(968.21)	1,070.13
-	Martin Pultrusion #110204F	11/02/04	2,162.32	(1,171.26)	991.06
-	B - T Automation-Upgrade old Machine	01/31/05	6,352.17	(3,281.95)	3,070.22
-	Zemarc Inv 348852-001	08/06/04	8,388.00	(4,753.20)	3,634.80
-	IFC#3,4,5 36Mos-Mach EQUIP	05/01/04	75,000.00	(75,000.00)	-
-	Air Cleaning Technology	04/30/05	1,041.03	(511.84)	529.19
-	Champion Logistics Group-Freight	03/01/05	1,191.86	(605.87)	585.99
-	Air Cleaning Technology	06/30/05	2,038.34	(968.21)	1,070.13
-	Martin Pultrusion #110204F	11/02/04	2,162.32	(1,171.26)	991.06
-	Zemarc Inv 348852-002	08/06/04	2,196.00	(1,244.40)	951.60
-	B - T Automation-Upgrade old Machine	02/28/05	10,168.75	(5,169.11)	4,999.64
-	IFC#3,4,5 36Mos-Mach EQUIP	05/01/04	75,000.00	(75,000.00)	-
-	Air Cleaning Technology	04/30/05	1,041.03	(511.84)	529.19

CTC Cable Corporation and Composite Technology Corporation
Fixed Assets Schedule
Schedules 2.1(d) and 2.1(e)

Asset No.	Description	Date of purchase	Cost	Accum. Dep. As of 06/30/2011	NBV
-	Champion Logistics Group-Freight	03/01/05	1,191.86	(605.87)	585.99
-	Air Cleaning Technology	06/30/05	2,038.34	(968.21)	1,070.13
-	Martin Pultrusion #110204F	11/02/04	2,162.32	(1,171.26)	991.06
-	Zemarc Corp	02/28/05	9,745.00	(4,953.71)	4,791.30
-	B - T Automation-Upgrade old Machine	03/31/05	10,353.50	(5,176.76)	5,176.74
-	IFC#3,4,5 36Mos-Mach EQUIP	05/01/04	75,000.00	(75,000.00)	-
-	Air Cleaning Technology	04/30/05	1,041.03	(511.84)	529.19
-	Champion Logistics Group-Freight	03/01/05	1,191.86	(605.87)	585.99
-	Air Cleaning Technology	06/30/05	2,038.34	(968.21)	1,070.13
-	Martin Pultrusion #110204F	11/02/04	2,162.32	(1,171.26)	991.06
-	Zemarc $5,116.7+4,834-2500	06/30/05	7,450.70	(3,601.40)	3,849.30
-	B - T Automation-Upgrade old Machine	03/31/05	10,353.50	(5,176.76)	5,176.74
-	IFC#3,4,5 36Mos-Mach EQUIP	05/01/04	75,000.00	(75,000.00)	-
-	Air Cleaning Technology Inv 43065	06/14/07	899.61	(247.39)	652.22
-	Zemarc Inc	06/30/05	4,834.00	(2,296.15)	2,537.85
-	B - T Automation-Upgrade old Machine	09/30/05	10,673.29	(4,802.98)	5,870.31
-	Pultrusn #5 Proj 06-10002&Labor	09/30/06	33,085.13	(11,579.80)	21,505.33
-	Air Cleaning Technology Inv 43065	06/14/07	899.61	(247.39)	652.22
-	Zemarc Corporation	08/31/05	5,928.80	(2,717.36)	3,211.44
-	B - T Automation-Upgrade old Machine	09/30/05	10,673.29	(4,802.98)	5,870.31
-	Pultrusn #6 Proj 06-10002&Labor	09/30/06	33,021.05	(11,557.37)	21,463.68
-	Air Cleaning Technology Inv 43065	06/14/07	899.61	(247.39)	652.22
-	Zemarc Corporation	08/31/05	5,928.80	(2,717.36)	3,211.44
-	B - T Automation-Upgrade old Machine	11/30/05	4,866.74	(2,798.15)	2,068.59
-	Pultrusion Machine #7	05/31/07	34,863.71	(9,878.05)	24,985.66
-	Air Cleaning Technology Inv 43065	06/14/07	899.61	(247.39)	652.22
-	Zemarc Corp $57.88+362.74+4680.5	06/02/08	5,101.12	(892.70)	4,208.42
-	B - T Automation-Upgrade old Machine	12/31/05	7,312.80	(3,107.56)	4,205.24
-	Pultrusion Machine #8	05/31/07	40,422.91	(11,453.16)	28,969.75
-	Pultrution Machine #9	02/01/09	69,845.10	(8,148.60)	61,696.51
-	Pultrution Machine #10	02/01/09	69,850.00	(8,149.17)	61,700.83
-	Pultrution Machine #11	02/01/09	69,850.00	(8,149.17)	61,700.83
-	Pultrution Machine #12	02/01/09	69,850.00	(8,149.17)	61,700.83
-	Pultrution Machine #13	02/01/09	69,850.00	(8,149.17)	61,700.83
-	Pultrution Machine #14	02/28/09	69,850.00	(7,567.08)	62,282.92
-	Pultrution Machine #15	02/28/09	69,850.00	(7,567.08)	62,282.92
-	CIP to Pultrusion #16	10/01/09	75,550.46	(3,777.52)	71,772.94
-	CIP to Pultrusion #17	10/01/09	75,550.46	(3,777.52)	71,772.94
-	CIP to Pultrusion #18	10/01/09	75,550.46	(3,777.52)	71,772.94
-	CIP to Pultrusion #19	10/01/09	75,550.45	(3,777.52)	71,772.93
-	Reel-O-MaticRCT00983 1&2 ShareCost	01/27/05	46,119.49	(23,828.40)	22,291.09
-	Reel-O-Matic Systems, 1&2 ShareCost	01/31/05	9,119.47	(4,711.73)	4,407.74
-	Reel-O-Matic+51688+3216+500/2	05/01/07	27,702.00	(8,079.75)	19,622.25
-	Reel-O-Matic+51688+3216+500/2	05/01/07	27,702.00	(8,079.75)	19,622.25
-	Reel-O-Matic	05/01/07	27,199.00	(7,933.04)	19,265.96
-	Reel-O-Matic RCT05657	12/29/07	31,973.92	(7,194.13)	24,779.79

CTC Cable Corporation and Composite Technology Corporation
Fixed Assets Schedule
Schedules 2.1(d) and 2.1(e)

Asset No.	Description	Date of purchase	Cost	Accum. Dep. As of 06/30/2011	NBV
-	Reel-O-Matic#130613-C Jun06-08	01/01/09	28,421.00	(3,315.78)	25,105.22
-	Reel-O-Matic#130613-C Jun16-08	01/01/09	28,420.99	(3,315.78)	25,105.21
-	Reel-O-Matic#130613-C Jun16-08	01/01/09	28,421.00	(3,315.78)	25,105.22
-	Reel-O-Matic#130613-C Jun16-08	01/01/09	28,421.00	(3,315.78)	25,105.22
-	Reel-O-Matic#130613-D May12-08	01/01/09	32,923.04	(3,841.02)	29,082.02
-	Reel-O-Matic#130613-D May12-08	01/01/09	32,923.03	(3,841.02)	29,082.01
-	Reel-O-Matic#130613-A May09-08	01/01/09	32,651.94	(3,809.39)	28,842.55
-	Reel-O-Matic#130613-C Jun06-08	01/01/09	28,420.99	(3,315.78)	25,105.21
-	Reel-O-Matic#130613-C Jun06-08	01/01/09	28,421.00	(3,315.78)	25,105.22
-	Reel-O-Matic (4) 132889-A+Stax	02/13/09	28,060.00	(3,039.83)	25,020.17
-	Reel-O-Matic (4) 132889-A+Stax	02/13/09	28,060.00	(3,039.83)	25,020.17
-	Reel-O-Matic (4) 132889-A+Stax	02/13/09	28,060.00	(3,039.83)	25,020.17
-	Reel-O-Matic (4) 132889-A+Stax	02/13/09	28,060.00	(3,039.83)	25,020.17
-	Reel-O-Matic 4units 132889-A	03/02/09	27,823.03	(3,014.16)	24,808.87
-	Reel Neat System #119418-TS RT	06/03/04	11,543.77	(6,733.87)	4,809.90
-	Reel Neat S #120048-M2RT8-30	09/01/04	2,002.80	(1,118.23)	884.57
	Rotronic Instrt RCT2008 & 2007	11/01/08	2,699.36	(382.41)	2,316.95
-	BT Auto /Reel-O-Matic	09/01/10	43,785.50	(5,444.43)	38,341.07
-	ADJ Depreciation for Non-Product Period-Mfg	12/31/09		40,270.40	40,270.40
-	ADJ Depreciation for Non-Product Period-Mfg	03/31/10		39,433.24	39,433.24
-	ADJ Depreciation for Non-Product Period-Mfg	05/31/10		7,148.48	7,148.48
-	ADJ Depreciation for Non-Product Period-Mfg	07/31/10		(542.16)	(542.16)
-	ADJ Depreciation for Non-Product Period-Mfg	08/31/10		(2,600.40)	(2,600.40)
-	ADJ Depreciation for Non-Product Period-Mfg	09/30/10		(2,494.57)	(2,494.57)
-	ADJ Depreciation for Non-Product Period-Mfg	11/30/10		(442.31)	(442.31)
-	ADJ Depreciation for Non-Product Period-Mfg	12/31/10		(424.14)	(424.14)
-	ADJ Depreciation for Non-Product Period-Mfg	01/31/11		(4,386.98)	(4,386.98)
-	ADJ Depreciation for Non-Product Period-Mfg	02/28/11		(6,313.16)	(6,313.16)
-	ADJ Depreciation for Non-Product Period-Mfg	03/31/11		3.30	3.30
-	ADJ Depreciation for Non-Product Period-Mfg	03/31/11		(2,507.71)	(2,507.71)
-	ADJ Depreciation for Non-Product Period-Mfg	04/30/11		(1,681.88)	(1,681.88)
-	ADJ Depreciation for Non-Product Period-Mfg	05/31/11		(990.09)	(990.09)
-	ADJ Depreciation for Non-Product Period-Mfg	06/30/11		(2,070.59)	(2,070.59)
Total Manufacturing Equipment			**2,537,093.56**	**(1,060,592.99)**	**1,476,500.57**
MFG Core Prod. / UOP					
-	CNC A-Haas Tool 274C0-1021	02/11/04	26,379.00	(16,267.05)	10,111.95
-	Siekertech, Inc	11/24/04	3,950.00	(2,106.21)	1,843.79
-	Haas Factory Outlet	01/31/05	17,870.46	(9,233.07)	8,637.39
-	Haas Factory Outlet	01/31/05	110,890.00	(57,293.17)	53,596.83
-	Haas Factory Outlet $73,895-5	01/31/05	73,890.00	(38,176.50)	35,713.50
-	Pacific Inspection Co.	03/01/05	2,155.00	(1,095.46)	1,059.54
-	Siekertech, Inc - Bar Feeder	03/31/05	36,882.63	(18,441.32)	18,441.32
-	R.L. Stephens Tool-ck Qlty Connector	06/30/05	18,622.80	(18,622.80)	-
-	Sunnen Products Company	07/31/05	40,166.11	(18,744.19)	21,421.92
-	Sunnen Products Company	08/31/05	6,391.16	(2,929.28)	3,461.88
-	Safer Kleen Syst $387.38+5173	06/01/07	5,560.38	(1,529.10)	4,031.28

CTC Cable Corporation and Composite Technology Corporation
Fixed Assets Schedule
Schedules 2.1(d) and 2.1(e)

Asset No.	Description	Date of purchase	Cost	Accum. Dep. As of 06/30/2011	NBV
-	R.L Stephens Tool & Equip	09/18/07	2,007.81	(501.95)	1,505.86
-	North End Tool Mfg	03/01/08	3,000.00	(625.00)	2,375.00
-	R.L. Stephens Tool & Equip. Co.	03/18/08	1,597.59	(332.83)	1,264.76
-	RL Stephen - Tool Inv 373013	08/04/08	2,215.10	(350.72)	1,864.38
-	Haas Factory	02/24/09	106,583.16	(11,546.51)	95,036.65
-	Reliable Equipment & Service Company	10/20/09	3,406.38	(141.93)	3,264.45
-	ADJ Depreciation for Non-Product Period-Hardware	12/31/09		9,143.12	9,143.12
-	ADJ Depreciation for Non-Product Period-Hardware	03/31/10		9,828.71	9,828.71
-	ADJ Depreciation for Non-Product Period-Mfg	05/31/10		(10,010.51)	(10,010.51)
-	ADJ Depreciation for Non-Product Period-Mfg	08/31/10		(28.71)	(28.71)
-	ADJ Depreciation for Non-Product Period-Mfg	09/30/10		(558.93)	(558.93)
-	ADJ Depreciation for Non-Product Period-Mfg	12/31/10		(381.09)	(381.09)
-	ADJ Depreciation for Non-Product Period-Mfg	01/31/11		(444.33)	(444.33)
-	ADJ Depreciation for Non-Product Period-Mfg	02/28/11		(223.81)	(223.81)
-	ADJ Depreciation for Non-Product Period-Mfg	04/30/11		(101.18)	(101.18)
-	ADJ Depreciation for Non-Product Period-Mfg	05/31/11		(380.54)	(380.54)
-	ADJ Depreciation for Non-Product Period-Mfg	06/30/11		(98.43)	(98.43)
Total MFG Core Prod. / UOP			**461,567.58**	**(191,192.80)**	**270,374.78**
MFG Hardware Prod. / UOP					
-	DearBorn	05/01/10	102,980.25	(102,980.25)	-
-	ABCO Scale 2270+198.63	11/06/09	2,468.63	(411.44)	2,057.19
-	American Scope, USA	10/08/09	5,437.98	(951.65)	4,486.33
-	Big Joe Lift Trucks $6850+185+545.21	02/18/08	7,580.21	(2,589.91)	4,990.30
-	Brian Br's Exp-Central Carolina Scale	11/30/05	2,591.01	(1,446.65)	1,144.36
-	CAD/CAM Consulting Services	06/25/10	2,931.11	(293.11)	2,638.00
-	EMCOR Service Inv 189497 PO2591	06/20/08	4,467.00	(1,340.10)	3,126.90
-	Empire Scale Co.	03/03/05	996.69	(631.24)	365.45
-	Empire Scale Co.	11/30/05	1,011.14	(556.13)	455.01
-	Empire Scale Co.	10/10/07	1,245.37	(467.01)	778.36
-	Environmental Spray Systems, Inc.	07/14/10	15,557.16	(1,426.07)	14,131.09
-	EPC - Generator put in used	01/19/09	542,914.11	(131,204.27)	411,709.84
-	Epsilon Tech Corp	03/05/08	2,537.00	(845.67)	1,691.33
-	Get Smart Rental 20CT Lift	09/02/04	6,357.25	(4,344.12)	2,013.13
-	Hawk Ridge Syst Rec 210 & 223	11/12/04	4,735.61	(3,117.88)	1,617.73
-	Industrl Metal Inv 16451,16540	08/01/08	2,162.09	(612.59)	1,549.50
	Instron Co+39300+3201.17+452.44	11/24/09	42,953.61	(6,800.99)	36,152.62
-	Insudtr-Putrltn Mach Frm I827713	03/31/07	1,376.27	(584.91)	791.36
-	JL Motosport-3yrs Amort	03/09/09	18,871.34	(14,677.47)	4,193.87
-	Jorge A. Cordero	03/09/08	16,000.00	(5,333.07)	10,666.93
-	Keyence Corp of America	02/28/06	2,094.66	(1,117.15)	977.51
-	Lab Safety Supply-Chemical Proof	07/27/10	1,472.74	(135.00)	1,337.74
-	Lloyd Ashman $10122.04+650frt	12/08/04	10,772.04	(7,091.94)	3,680.10
-	Lloyd Ashman $4807.65+150	12/08/04	4,957.65	(3,263.82)	1,693.83
-	LR Environmental Equip-BD906F	03/19/10	4,390.00	(585.33)	3,804.67
-	LR Technology Inv 3211	11/02/07	2,875.01	(1,030.21)	1,844.80
-	Marco Equipment	01/10/05	13,998.88	(9,099.27)	4,899.61

CTC Cable Corporation and Composite Technology Corporation
Fixed Assets Schedule
Schedules 2.1(d) and 2.1(e)

Asset No.	Description	Date of purchase	Cost	Accum. Dep. As of 06/30/2011	NBV
-	McMaster Carr Inv#59613340	02/24/07	1,534.00	(664.74)	869.26
-	McMaster Carr-58368014	06/23/10	1,395.34	(139.53)	1,255.81
-	McMaster-Carr-Installation Equip	11/11/09	1,752.31	(277.45)	1,474.86
-	McMater Carr-14766078 POLAND	11/04/08	3,346.66	(892.44)	2,454.22
-	McMater Carr-14883852 POLAND	11/14/08	3,316.42	(884.38)	2,432.04
-	NorthEnd, Reliable Equip, Instron	09/01/10	1,072.50	(286.00)	786.50
-	Omega Engineering RCT05283	10/17/07	1,615.67	(592.41)	1,023.26
-	Omega Engineering $1399+108.43	06/09/08	1,507.43	(452.23)	1,055.20
-	Omega Engineering$17.51+76.73+1076.9	06/03/08	1,171.14	(351.34)	819.80
-	Ostling Technologies	07/31/05	6,502.01	(3,847.02)	2,654.99
-	PacWest Scale Doran 2200-2210463	03/04/10	1,951.44	(260.19)	1,691.25
-	Parts Service Interntl	05/31/07	2,527.72	(1,032.15)	1,495.57
-	Powerline-Soraya, Eric Bozse	12/31/06	2,732.00	(1,229.40)	1,502.60
-	Premier Air-CBT-Ccard	08/24/08	2,437.74	(690.69)	1,747.05
-	Proactive Power (See June-10)	08/24/10	900.43	(75.04)	825.39
-	Proactive Power Services	06/24/10	9,959.21	(995.92)	8,963.29
-	Ramtek, LLC	08/06/10	2,045.56	(187.51)	1,858.05
-	Ross Mixing, Inc	03/31/08	5,918.71	(1,874.26)	4,044.45
-	Ross Mixing, Inc	03/19/09	9,958.65	(2,323.69)	7,634.97
-	Ross Mixing, Inc	03/06/08	10,126.35	(3,375.45)	6,750.90
-	S&S Fur Sales -Pedowitz(Transport)	06/01/07	1,250.00	(500.00)	750.00
-	S&S Furnace Sales - B. Ferguson	05/22/07	8,010.00	(3,270.75)	4,739.25
-	Safety-Kleen-System	07/24/07	6,463.93	(2,531.71)	3,932.22
-	SBC Data Power	06/23/10	2,162.00	(216.20)	1,945.80
-	TA Instrument Inv 185014	04/27/07	69,692.08	(29,038.38)	40,653.70
-	Transducer Techniques	03/24/08	1,250.00	(416.67)	833.33
-	United Testing $9780.88+810	10/01/08	10,590.88	(2,912.74)	7,678.14
-	US Equip CO $52,749.44-7531.44	10/17/07	45,218.00	(16,579.93)	28,638.07
-	Wyoming Test Fixtures Inc.	11/10/09	4,255.25	(709.21)	3,546.04
-	Zee Medical Service Co.	11/01/09	2,410.44	(401.74)	2,008.70
-	Halco Service Corp	10/29/10	5,650.00	(376.67)	5,273.33
-	Zee Medical Service Co.	12/06/10	2,792.38	(162.89)	2,629.49
Total MFG Hardware Prod. / UOP			1,057,251.06	(380,485.97)	676,765.09
CTC - Cable Corporation Subtotal			**5,648,588.41**	**(2,982,245.38)**	**2,666,343.03**
Computers & Softwares					
	Software, Stock Option	11/24/11	22,531.25	(9,385.25)	13,146.00
Composite Tech. Corp. Total Computers & Softwares			**22,531.25**	**(9,385.25)**	**13,146.00**
GRAND TOTAL CONSOLIDATED			**5,671,119.66**	**(2,991,630.63)**	**2,679,489.03**

Exhibit "1"

Schedule of Assumed Contracts

Schedule 2.7

Non-Debtor Party	Nature of Contract	Cure Costs Pre-Petition	Post Petition	Total
Composites One LLC	Glass fiber	$17,404	$0	$17,404
E.T. Horn Company	Hardener	58,350	0	58,350
Burndy, LLC	Hardware	384,388	0	384,388
CNH, LLC	Landlord	205,958	84,228	290,186
Toray Carbon Fibers America, Inc	Carbon	479,868	0	479,868
Far East Technologies	Strander (Manuf & Distr)	0	0	0
PT KMI	Strander (Manuf & Distr)	0	0	0
PT Tranka	Strander (Manuf & Distr)	0	0	0
Sterlite Technologies	Strander (Manuf & Distr)	0	0	0
PT Dinamika	Distributors	158,889	0	158,889
IMSA	Strander (Manuf & Distr)	0	0	0
Neetrac	R&D	28,000	20,025	48,025
Kinectrics	R&D	43,625	0	43,625
MISTRAS	R&D	10,000	5,000	15,000
Alcan [1]	Strander (Manuf & Distr)	0	7,979	7,979
Lamifil [2]	Strander (Manuf & Distr)	717,324	0	717,324
Compass Power Solutions	Service Agreement	141,622	36,541	178,163
Cobalt Power Solution - Martin Jones	Sales	34,000	52,995	86,995
QSAT	Sales	58,333	50,000	108,333
Xerox	Lease of 2 copiers/printers	4,774	4,453	9,227
Pitney Bowes	Lease of Postage Meter	362	361	723
First Choice Services	Lease of Flavia Coffee Brewers	1,931	0	1,931
Beijing Municipality	Building lease in Asia	0	0	0
	Total	$2,344,827	$261,582	$2,606,410

165546

Schedule 4.3

None

Schedule 4.4

US Patents and Patent Applications (Non-PCT Entry)

Title of Application	Application/Patent Number	Equitable Owner	Record Owner	Jurisdiction
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Patent # 7,211,319 B2 now C1	CTC Cable Corporation	CTC Cable Corporation	United States
Methods of Installing and Apparatuses to Install an Aluminum conductor Composite Core Reinforced Cable	Patent # 7,041,909 B2	CTC Cable Corporation	CTC Cable Corporation	United States
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Patent # 7,060,326 B2	CTC Cable Corporation	CTC Cable Corporation	United States
A Collet-type splice and dead end for use with an aluminum conductor cable	Patent # 7,019,217 B2	CTC Cable Corporation	CTC Cable Corporation	United States
A Collet-type splice and dead end for use with an aluminum conductor cable	Patent# 7,608,783	CTC Cable Corporation	CTC Cable Corporation	United States
A Collet-Type Splice and Dead End for Use with an Aluminum Conductor Composite Core Reinforced Cable	Application Serial# 12/605,681	CTC Cable Corporation	CTC Cable Corporation	United States
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Patent # 7,179,522 B2	CTC Cable Corporation	CTC Cable Corporation	United States
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Patent # 7,438,971 B2	CTC Cable Corporation	CTC Cable Corporation	United States

Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Application Serial# 12/074,996	CTC Cable Corporation	CTC Cable Corporation	United States
Method for the Manufacture of a Composite Core For An Electrical Cable	Application Serial# 12/719,708	CTC Cable Corporation	CTC Cable Corporation	United States
Unpublished patent applications to be identified in final contract	Unpublished	CTC Cable Corporation	CTC Cable Corporation	United States

National Phase Patent and Patent Applications based on PCT/US03/12520

Title of Application	Application/Patent Number	Equitable Owner	Record Owner	Jurisdiction
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	PCT/US03/12520	CTC Cable Corporation	CTC Cable Corporation	International
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Patent # AP1807	CTC Cable Corporation	Composite Technology Corporation	ARIPO
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Patent No. 3766	CTC Cable Corporation	Composite Technology Corporation	Algeria
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Patent No. 2003221761	CTC Cable Corporation	CTC Cable Corporation	Australia
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Application # 0309535-5	CTC Cable Corporation	Composite Technology Corporation	Brazil
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Patent# 2,480,271	CTC Cable Corporation	CTC Cable Corporation	Canada
Aluminum Conductor Composite Core	Application # 2,682,116	CTC Cable Corporation	CTC Cable Corporation	Canada

Reinforced Cable and Method of Manufacture				
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Patent# ZL03809284.0	CTC Cable Corporation	CTC Cable Corporation	China
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Application # 04-100.605	CTC Cable Corporation	Composite Technology Corporation	Colombia
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Application # 114/2004	CTC Cable Corporation	CTC Cable Corporation	Egypt
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Patent No. 007945	CTC Cable Corporation	CTC Cable Corporation	Eurasia
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Application # 03718501.4	CTC Cable Corporation	Composite Technology Corporation	Europe
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Application # 3078/DELNP/2004	CTC Cable Corporation	Composite Technology Corporation	India
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Patent# P0023058	CTC Cable Corporation	CTC Cable Corporation	Indonesia
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Patent# 164705	CTC Cable Corporation	CTC Cable Corporation	Israel
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Patent # 4589629	CTC Cable Corporation	CTC Cable Corporation	Japan
Aluminum	Application # 2009-	CTC Cable	CTC Cable	Japan

Conductor Composite Core Reinforced Cable and Method of Manufacture	285511	Corporation	Corporation	
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Application # 10-2004-7017117	CTC Cable Corporation	CTC Cable Corporation	Korea (South)
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Patent# 265081	CTC Cable Corporation	CTC Cable Corporation	Mexico
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Patent #2620	CTC Cable Corporation	Composite Technology Corporation	Mongolia
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Patent # 27691	CTC Cable Corporation	Composite Technology Corporation	Morocco
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Patent No. 535979	CTC Cable Corporation	CTC Cable Corporation	New Zealand
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Application # 20044490	CTC Cable Corporation	Composite Technology Corporation	Norway
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Patent No.: 12991	CTC Cable Corporation	Composite Technology Corporation	OAPI
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Application # 1-2004-501647	CTC Cable Corporation	CTC Cable Corporation	Philippines
Aluminum Conductor Composite Core Reinforced Cable and Method of	Application # P 374015	CTC Cable Corporation	CTC Cable Corporation	Poland

Manufacture				
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Patent No. 106900	CTC Cable Corporation	Composite Technology Corporation	Singapore
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Patent No. 2004/8274	CTC Cable Corporation	Composite Technology Corporation	South Africa
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Application # 13505	CTC Cable Corporation	Composite Technology Corporation	Sri Lanka
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Application # 416/2004	CTC Cable Corporation	Composite Technology Corporation	United Arab Emirates
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Patent # 7,368,162 B2 now C1	CTC Cable Corporation	CTC Cable Corporation	United States
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Patent# 7920	CTC Cable Corporation	CTC Cable Corporation	Vietnam

National Phase Patent and Patent Applications Based on PCT/US04/035199

Title of Application	**Application/Patent Number**	**Equitable Owner**	**Record Owner**	**Jurisdiction**
A Collet-Type Splice and Dead End for Use With an Aluminum Conductor Composite Core Reinforced Cable	PCT/US2004/035199	CTC Cable Corporation	CTC Cable Corporation	International
A Collet-Type Splice and Dead End for Use With an Aluminum Conductor Composite Core Reinforced Cable	Application # AP/P/2006/003617	CTC Cable Corporation	CTC Cable Corporation	ARIPO
A Collet-Type Splice and Dead End for Use With an	Application # 2004307454	CTC Cable Corporation	CTC Cable Corporation	Australia

Aluminum Conductor Composite Core Reinforced Cable				
A Collet-Type Splice and Dead End for Use With an Aluminum Conductor Composite Core Reinforced Cable	Application # 0415722-2	CTC Cable Corporation	Composite Technology Corporation	Brazil
A Collet-Type Splice and Dead End for Use With an Aluminum Conductor Composite Core Reinforced Cable	Application # 2,543,143	CTC Cable Corporation	CTC Cable Corporation	Canada
A Collet-Type Splice and Dead End for Use With an Aluminum Conductor Composite Core Reinforced Cable	Application # 200480036282.5	CTC Cable Corporation	CTC Cable Corporation	China
A Collet-Type Splice and Dead End for Use With an Aluminum Conductor Composite Core Reinforced Cable	Patent# 24652	CTC Cable Corporation	CTC Cable Corporation	Egypt
A Collet-Type Splice and Dead End for Use With an Aluminum Conductor Composite Core Reinforced Cable	Patent No. 009967	CTC Cable Corporation	CTC Cable Corporation	Eurasia
A Collet-Type Splice and Dead End for Use With an Aluminum Conductor Composite Core Reinforced Cable	Patent# 1678791	CTC Cable Corporation	CTC Cable Corporation	Europe (Germany, Spain, France and the UK, only)
A Collet-Type Splice and Dead End for Use With an Aluminum Conductor Composite Core Reinforced Cable	Application # 2203/DELNP/2006	CTC Cable Corporation	Composite Technology Corporation	India
A Collet-Type Splice and Dead End for Use With an Aluminum Conductor	Patent # ID P 0024762 B	CTC Cable Corporation	CTC Cable Corporation	Indonesia

Composite Core Reinforced Cable				
A Collet-Type Splice and Dead End for Use With an Aluminum Conductor Composite Core Reinforced Cable	Patent No. 175076	CTC Cable Corporation	CTC Cable Corporation	israel
A Collet-Type Splice and Dead End for Use With an Aluminum Conductor Composite Core Reinforced Cable	Application # 2006-536861	CTC Cable Corporation	CTC Cable Corporation	Japan
A Collet-Type Splice and Dead End for Use With an Aluminum Conductor Composite Core Reinforced Cable	Application # 10 2006-7009113	CTC Cable Corporation	CTC Cable Corporation	Korea (South)
A Collet-Type Splice and Dead End for Use With an Aluminum Conductor Composite Core Reinforced Cable	Patent# 267138	CTC Cable Corporation	CTC Cable Corporation	Mexico
A Collet-Type Splice and Dead End for Use With an Aluminum Conductor Composite Core Reinforced Cable	Application # 546771	CTC Cable Corporation	CTC Cable Corporation	New Zealand
A Collet-Type Splice and Dead End for Use With an Aluminum Conductor Composite Core Reinforced Cable	Application # 20062250	CTC Cable Corporation	Composite Technology Corporation	Norway
A Collet-Type Splice and Dead End for Use With an Aluminum Conductor Composite Core Reinforced Cable	Patent # 13526	CTC Cable Corporation	CTC Cable Corporation	OAPI
A Collet-Type Splice and Dead End for Use With an Aluminum Conductor Composite Core Reinforced Cable	Patent No: 1-2006-500730	CTC Cable Corporation	CTC Cable Corporation	Philippines

A Collet-Type Splice and Dead End for Use With an Aluminum Conductor Composite Core Reinforced Cable	Patent# 121602	CTC Cable Corporation	CTC Cable Corporation	Singapore
A Collet-Type Splice and Dead End for Use With an Aluminum Conductor Composite Core Reinforced Cable	Application # 294/2006	CTC Cable Corporation	CTC Cable Corporation	United Arab Emirates
A Collet-Type Splice and Dead End for Use With an Aluminum Conductor Composite Core Reinforced Cable	Patent# 7,563,983	CTC Cable Corporation	CTC Cable Corporation	United States
A Collet-Type Splice and Dead End for Use With an Aluminum Conductor Composite Core Reinforced Cable	Application # 1-2006-00792	CTC Cable Corporation	CTC Cable Corporation	Vietnam
A Collet-Type Splice and Dead End for Use With an Aluminum Conductor Composite Core Reinforced Cable	Patent #2006/03662	CTC Cable Corporation	CTC Cable Corporation	South Africa

National Phase Patent and Patent Applications Based on PCT/US04/035201

Title of Application	Application/Patent Number	Equitable Owner	Record Owner	Jurisdiction
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	PCT/US2004/035201	CTC Cable Corporation	CTC Cable Corporation	International
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Application # AP/P/2006/003610	CTC Cable Corporation	CTC Cable Corporation	ARIPO
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Application # 2004284079	CTC Cable Corporation	CTC Cable Corporation	Australia

Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Application # 0415724-9	CTC Cable Corporation	Composite Technology Corporation	Brazil
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Application # 2,543,111	CTC Cable Corporation	CTC Cable Corporation	Canada
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Application # 200480038529.7	CTC Cable Corporation	CTC Cable Corporation	China
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Application # 201010543490.1	CTC Cable Corporation	CTC Cable Corporation	China
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Application # 201010543503.5	CTC Cable Corporation	CTC Cable Corporation	China
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Application # 201010543515.8	CTC Cable Corporation	CTC Cable Corporation	China
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Patent# 011625	CTC Cable Corporation	CTC Cable Corporation	Eurasia
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Application # 04796235.2	CTC Cable Corporation	CTC Cable Corporation	Europe
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Patent# 24761	CTC Cable Corporation	CTC Cable Corporation	Egypt
Aluminum Conductor Composite Core Reinforced Cable	Application # 2204/DELNP/2006	CTC Cable Corporation	Composite Technology Corporation	India

and Method of Manufacture				
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Patent No. ID P 0023608	CTC Cable Corporation	CTC Cable Corporation	Indonesia
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Application # 175077	CTC Cable Corporation	CTC Cable Corporation	Israel
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Patent # 100105957	CTC Cable Corporation	CTC Cable Corporation	Japan
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Application # 10-2006-7009890	CTC Cable Corporation	CTC Cable Corporation	Korea (South)
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Application # PA/a/2006/004446	CTC Cable Corporation	CTC Cable Corporation	Mexico
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Application # 546772	CTC Cable Corporation	CTC Cable Corporation	New Zealand
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Application # 20062079	CTC Cable Corporation	Composite Technology Corporation	Norway
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Patent No. 121603	CTC Cable Corporation	CTC Cable Corporation	Singapore
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Application # 2006/03663	CTC Cable Corporation	Composite Technology Corporation	South Africa
Aluminum Conductor	Application # 292/2006	CTC Cable Corporation	CTC Cable Corporation	United Arab Emirates

Composite Core Reinforced Cable and Method of Manufacture				
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Application Serial # 10/595,459	CTC Cable Corporation	CTC Cable Corporation	United States
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Application Serial # 12/719,695	CTC Cable Corporation	CTC Cable Corporation	United States
Aluminum Conductor Composite Core Reinforced Cable and Method of Manufacture	Application # 1-2006-00790	CTC Cable Corporation	CTC Cable Corporation	Vietnam

Licensed Agreement between Composite Technology Corporation and W. Brandt Goldsworthy & Associates, Inc. (now GIFT Technologies, LLC) dated February 6, 2003

Trademarks

Mark	Registration Number	Equitable Owner	Record Owner	Jurisdiction
"ACCC"	Registration # 3,725,417	CTC Cable Corporation	CTC Cable Corporation	United States
"PLAT"	Registration # 3,097,275	Composite Technology Corporation	Composite Technology Corporation	United States

Copyright

Copyright	Registration Number	Equitable Owner	Record Owner	Jurisdiction
"ACCC Composite Core Photograph"	Registration# VA 1-659-081	CTC Cable Corporation	CTC Cable Corporation	United States

Corporate and Trade Names

Composite Technology Corporation
CTC
CTC Cable Corporation
CTC Cable
ACCC

Schedule 2.1(j) Inventory

All balances below are as of August 2, 2011 and are shown at lower of cost or market (net recoverable value)

	Total
Raw Materials	$477,175
WIP	$349,947
Net Finished Goods	$1,528,202
Subtotal, Inventory Available for Sale Of the Net finished goods, approximately $113,000 is located at a third party stranding location. All other materials are located at 2026 McGaw Avenue, Irvine, CA	$2,355,323
Sold inventory in transit to customers	705,779
Total Inventory	$3,061,1026

The $173,551 sold inventory in transit represents finished goods that are in the custody of a customer or a third party shipper en route to a customer.